Exhibit 10.4.2

DEPARTMENT OF
COMMERCE	Sarah Palin, Governor
COMMUNITY AND	Emil Notti, Commissioner
ECONOMIC DEVELOPMENT	Kate Giard, Chairman

Regulatory Commission of Alaska

April 4, 2007

	RECEIVED	In reply refer to:	Tariff Section
		File:	U-06-056
	APR 10 2007		TA272-8

William R Stewart	REGULATORY AFFAIRS	(ILLEGIBLE)
Chief Executive Officer	AND PRICING
Chugach Electric Association, Inc.
P. O. Box 196300
Anchorage, Alaska 99519-6300

Dear Mr. Stewart:

Pursuant to Order No. 6 in Docket U-06-056, enclosed is a validated copy of the 2006 Agreement for the Sale and Purchase of Electric Power and Energy Between Chugach Electric Association, Inc. and the City of Seward filed by Chugach Electric Association, Inc. on January 22, 2007. In addition, enclosed is a validated copy of Amendment No. 1 to the agreement, filed on January 22, 2007. The effective date of the agreement and the amendment is February 27, 2007.

Pursuant to Order No. 7 in Docket U-06-056, enclosed is a validated copy of Tariff Sheet No. 99, filed by Chugach Electric Association, Inc. on April 14, 2006. In addition, enclosed is a validated copy of Attachment C to the 2006 Agreement for the Sale and Purchase of Electric Power and Energy Between Chugach Electric Association and the City of Seward, filed on May 10, 2006. The effective date of the tariff sheet and the attachment is March 27, 2007.

Please note that the phrase “Pursuant to U-06-056(6)”, the effective date and the page number has been added to the bottom left corner of each page of the Agreement and the Amendment. In addition, the phrase “Pursuant to U-06-056(7)”, the effective date and the page number has been added to the bottom left corner of Tariff Sheet No. 99 and Attachment C.

Sincerely,

REGULATORY COMMISSION OF ALASKA

Mary J. Vittone
Chief, Tariff Section

701 W. 8th Avenue, Suite 300, Anchorage, Alaska 99501-3469
Telephone: (907) 276-6222 Fax: (907) 276-0160 TTY: (907) 276-4533
Website: http://www.state.ak.us/rca/

Enclosures

Cc:	Marvin Yoder
Interim City Manager
City of Seward
P.O. Box 167
Seward, Alaska 99664

Tim Barnum
Manager of Engineering & Electric Utilities
City of Seward
P.O. Box 167
Seward, Alaska 99664

Andrew E. Hoge
Hartig Rhodes Hoge and Lekisch
Counsel for Alaska Electric and Energy Cooperative, Inc. and Homer Electric
Association, Inc.
717 K Street
Anchorage, Alaska 99501-3397

Donald W. Edwards
Dorsey & Whitney, LLP
Counsel for Chugach Electric Association, Inc.
1031 West 4th Avenue, Suite 600
Anchorage, Alaska 99501

Dean D. Thompson
Kemppel Huffman & Ellis, P.C.
Counsel for City of Seward
255 East Fireweed, Suite 200
Anchorage, Alaska 99503

RCA No.:	8	35th Revision	Sheet No.	99
					RECEIVED

		Canceling			APR 14 2006

		34th Revision	Sheet No.	99	STATE OF ALASKA
					REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

SALE FOR RESALE

Available to either “All Power Requirements” or “Partial Requirements” Wholesale customers who have long-term special contracts with Chugach which have been approved by the Regulatory Commission of Alaska. Available from Chugach’s integrated transmission system at various points of delivery.

Monthly Rates

Customer Charge:	$ 150.00	per Meter

Energy Charge:
AEG&T d/b/a Homer Electric Assoc., Inc.	$0.02230	per kWh
AEG&T d/b/a Matanuska Electric Assoc., Inc.	$0.02374	per kWh
Seward Electric System	$0.00402	per kWh	N

Demand Charge:
AEG&T d/b/a/ Homer Electric Assoc., Inc.	$ 9.50	per kW
AEG&T d/b/a Matanuska Electric Assoc., Inc.	$ 12.77	per kW
Seward Electric System	$ 8.12	per kW	N

Premium Demand Charge:
AEG&T d/b/a Homer Electric Assoc., Inc.	$ 10.73	per kW

Billing Demand: For “All Requirements” consumers, the billing demand shall be the maximum 15-minute integrated demand in the billing month. For “Partial Requirements” consumers, the monthly billing demand will be the demand level specified in the consumer’s contract with Chugach. The premium demand charge will be applied to each kW of peak demand in excess of the contract capacity, if Chugach supplies the power to meet the excess demand.

Power Factor: The customer will make a reasonable effort to maintain unity power factor. Demand charges will be adjusted to correct for average power factors less than 90%. Such adjustments will be made by increasing the measured demand 1% for each 1% by which the average power factor is less than 90% lagging.

Fuel and Purchased Power Cost Adjustment: In accordance with Tariff Sheet Nos. 90 – 96. a surcharge or credit will be applied to each billing for service rendered under this schedule to reflect increases or decreases in fuel and purchased power expenses.

Pursuant to:	Effective: March 27, 2007
U-06-056(7)

Issued by:	Chugach Electric Association, Inc.
P.O. Box 196300, Anchorage, Alaska 99519-6300

By:		Title: Interim Chief Executive Officer

William R. Stewart

RECEIVED

MAY 10 2006

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

Attachment C
(Corrected)

Rates During Initial Agreement Period

Effective June 1, 2006, Seward’s rates shall be as follows:

Customer Charge:	$150 per month per meter

Demand Charge:	$8.12 per kW per month

Energy Charge:	$0.00402 per kWh

Fuel Charge:

Actual fuel and purchased power expense. This amount will be billed on a lagging basis. For example, a January invoice will include actual fuel and purchased power expenses incurred for the energy used in the month of November.

These rates are subject to change in any rate proceeding before the Regulatory Commission of Alaska consistent with Section 4 of this Agreement.

(This corrected Attachment C is acknowledged and initialed by the parties below)

4-20-06

Pursuant to: U-06-056(7)	Effective: March 27, 2007

RECEIVED

JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

AMENDMENT NO. 1
to the

2006 AGREEMENT FOR THE SALE AND PURCHASE
OF ELECTRIC POWER AND ENERGY between
CHUGACH ELECTRIC ASSOCIATION, INC., and the CITY OF SEWARD

          WHEREAS, in Order No. U-06-56(5), the Regulatory Commission of Alaska (“Commission”) approved the 2006 Agreement for the Sale and Purchase of Electric Power and Energy between Chugach Electric Association, Inc., and the City of Seward (“Contract”) as modified by the Stipulation of the Parties Regarding Revision and Approval of Contract (“Stipulation”) filed with the Commission on November 27, 2006;

          WHEREAS, the Commission in Order No. U-06-56(5) required Chugach Electric Association, Inc. to file a revised Contract that incorporates the stipulated modification; and

          WHEREAS, Chugach Electric Association, Inc. and the City of Seward agree to amend the Contract in accordance with the Stipulation and as required by the Commission’s Order No. U-06-56(5), by deleting Section 5(b) of the Contract in its entirety and replacing the deleted section with a new Section 5(b) as follows:

5(b). Duration. This Agreement shall continue in force for an initial term which expires at 11:59 p.m., December 31, 2011 (“Expiration Date”). Unless either Party provides written notice of termination to the other Party at least one (1) year prior to the Expiration Date, the term of this Agreement and the Expiration Date shall automatically be extended to 11:59 p.m., December 31, 2016, provided, however, that such extension shall not become effective unless and until it is reviewed and approved by the Regulatory Commission of Alaska. If the term is so extended, unless either party provides written notice of termination to the other Party at least one (1) year prior to the extended Expiration Date, the term of this Agreement and the Expiration Date shall automatically be extended to 11:59 p.m., December 31, 2021.

CHUGACH ELECTRIC	CITY OF SEWARD
ASSOCIATION, INC.

By:	By

Title: Chief Executive Officer	Title: Interim City Manager

Date: 1-19-07	Date: 1 -19 - 07

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 1 of 59

RECEIVED
JAN 22 2007
STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

2006
AGREEMENT FOR THE SALE AND PURCHASE OF
ELECTRIC POWER AND ENERGY
between
CHUGACH ELECTRIC ASSOCIATION, INC.
and the
CITY OF SEWARD

SECTION 1. PARTIES

          1. The parties to this Agreement are Chugach Electric Association, Inc. (“Chugach”), an Alaska non-profit electric cooperative corporation, having its offices at Anchorage, Alaska; and City of Seward, Seward Electric Utilities Division (“Seward”) having its offices at Seward, Alaska.

SECTION 2. RECITALS

          2(a). Chugach has furnished electric power and energy to Seward under various contractual arrangements since July 1, 1961. Seward now receives electric power and energy under a Wholesale Power Agreement signed by Seward February 11,1998, as amended by signatures of Seward dated May 14, 2001 and January 16, 2006.

          2(b). Except as specifically provided herein, this Agreement supersedes any previous agreement and any rights and obligations of the parties under the existing agreement or any amendment thereof. All rights and obligations under any previous wholesale power agreement or any previous arrangements between Seward and Chugach are hereby terminated.

          2(c). This Agreement recognizes and is intended to operate in conjunction with the Bradley Lake Hydroelectric Project Agreement for the Sale and Purchase of Electric Power (and related

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 2 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

agreements) and the 1993 Alaska Intertie Project Participants Agreement (and related agreements) to which both Seward and Chugach are Parties.

          2(d). Seward now has and, for the term of this Agreement, will retain the capability to generate or otherwise supply and deliver all of its own Electric Power sufficient to meet all of its system requirements. The Parties recognize that there may be times when the entire load may not be able to be served by Seward’s generators, but the load can be managed such that it is within the capability of Seward’s generators or is supplied by other generators not owned by Seward.

SECTION 3. AGREEMENT

          3(a). Sale And Purchase Of Electric Power. Chugach agrees to sell and deliver, and Seward agrees to purchase and receive, all of its electric power and energy requirements from Chugach subject to the following terms and conditions.

          3(b). System Sale Without Reserves. The power, which Chugach is obligated to sell under this Agreement, is power generated by and/or purchased and transmitted over Chugach’s Generation and Transmission System. Thus, this sale is a “system sale” supported by the resources of Chugach’s entire Generation and Transmission System, and not a “resource sale” supported by specific, distinct and identifiable generating units and transmission facilities included within that System, but the system sale does not include system production reserves.

          3(c). Interruptibility Caused by Seward’s Reliance on its Own Reserves. On request of Chugach and for the period specified by Chugach, Seward will provide generation or other power supply for all of its system requirements allowing Chugach to completely interrupt service to Seward’s load, but only when and to the extent that Chugach’s available power production and power purchase contract resources (not including emergency power purchases) are insufficient to

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 3 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

serve Chugach’s other firm loads. Chugach will use all of its available resources prior to calling upon Seward to perform this obligation. Chugach will attempt to provide reasonable advance warning to allow Seward to supply its own load but under no circumstance should this provision be construed to require more than two hours notice. Chugach shall not be required to purchase emergency capacity or energy from others to avoid an interruption under this section, but is willing to attempt on a case-by-case basis to do so if Seward agrees to pay for any additional costs to Chugach for such services. Seward is responsible for all the costs of supplying it own load during interruptions under this section. In return for Seward agreeing to this interruptibility of power supply, Chugach will provide electric power and energy under the rates provided for in this Agreement and the cost allocation methodology described in Section 4, below. For purposes of this Section 3(c), notice shall be made by calling the emergency services dispatcher for the City of Seward at (907) 224-3338, or such other number as the parties may from time to time agree upon in writing.

          3(d). Delivery Points. Chugach shall deliver all power under this Agreement at Daves Creek Substation and near the Lawing Substation at approximately mile 25 of the Seward Highway. Chugach shall have no responsibility for transmission and distribution beyond these Points of Delivery.

          3(e). Resale Of Chugach Power Prohibited: Limit On Amount Of Power Actually Taken.

          In consideration of Chugach’s willingness to supply power under this Agreement on an average cost basis, Seward agrees that (1) all electric power delivered under this Agreement shall be used to serve Seward’s retai1 electric loads as ultimate consumers and end-users of the power, and (2) no power taken under this Agreement may or will be resold to any other entity or otherwise used or

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 4 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

disposed of, by contractual agreement or otherwise, in any other manner or for any other purpose. To assist in enforcing this provision, the parties agree that at no time will Seward take, and at no time will Chugach be obligated to supply, capacity or energy under this Agreement in amounts in excess of the then-existing Seward system demand or requirement for capacity and energy. Nothing contained in this Section 3(e) shall preclude Seward from using power supplied hereunder to meet its retail electric loads while engaging in contemporaneous off-system sales of capacity or energy available to Seward from its own or other sources.

          3(f). Joint Use Agreement and Net Billing for Bradley Lake Power. The Parties recognize the existence of the Joint Use Agreement and the Net Billing Agreement for Bradley Lake Power, attached hereto as Attachments A and B, respectively and agree that these agreements shall continue in effect.

SECTION 4. RATES AND BILLING

          4(a). General Ratemaking Provision. The rates and charges applicable under this Agreement shall be established, and shall be revised from time to time, in accordance with (1) the substantive ratemaking principles set forth herein, and (2) the ratemaking procedures set forth herein. This Agreement and rates proposed hereunder shall be submitted to the Regulatory Commission of Alaska for approval. The schedule of initial rates under this agreement are set forth in Attachment C to this Agreement.

          4(b). Substantive Ratemaking Principles. All rates and charges applicable under this Agreement shall be consistent with the terms and conditions of this Agreement and with all other lawful contractual obligations of Chugach. Such rates and charges shall be based on allocations of costs designed to ensure that Chugach’s total revenue requirement, including, but not limited to

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 5 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

generation, transmission, ratemaking margins, fuel and purchased power expenses, is divided fairly and appropriately between Chugach’s bulk power supply, generation, transmission, distribution and retail functions, so that no function will significantly or persistently cross-subsidize the other. Chugach shall pass through directly and Seward shall pay Chugach average fuel and purchased power expenses associated with the energy it receives on a monthly basis. Since Chugach is not committing any system production reserves to providing service to Seward under this Agreement and Seward is relying on its own reserves, no Production Reserve Costs shall be allocated to Seward.

          4(c). Ratemaking procedures. Chugach shall supply and be paid for electric capacity and energy under this Agreement on a total requirements basis, except that Production Reserve Costs shall not be allocated to Seward, as discussed below. The following ratemaking and billing provisions shall apply:

          (1) Allocation of demand-related costs. Demand-related costs, including ratemaking margins, (together with customer-specific costs) will be allocated to Seward for ratemaking purposes in accordance with a methodology that is consistent with the fairness principles set forth in Section 4(b) of this Agreement and will be based on Total System Demand, with the exception that no Production Reserve Costs will be allocated to Seward.

          (2) Computation of demand charges. To establish demand charges (expressed in dollars per kilowatt/month) for the sale of electric capacity in future rate cases, test year demand-related costs, excluding Production Reserve Costs, will be allocated to Seward based on its proportionate contribution to the overall system peak. Those allocated costs will be divided by the sum of Total System Demand in kilowatts for each month of the test year used for ratemaking purposes.

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 6 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

(3) Billing demand and payment for capacity. Seward’s billing demand in each month shall be Seward’s actual peak demand on the Chugach system for that month.

          (4) Payment for energy. Chugach will charge and be paid for energy for each monthly billing period in an amount equal to Chugach’s then-applicable energy charge (excluding fuel and purchased power expenses) multiplied by Seward’s total system energy requirements for that month, which energy requirements shall be metered at the Points of Delivery. Actual fuel and purchased power costs will be paid in accordance with Attachment C. Fuel and purchased power costs will be reduced by economy energy sales margins and wheeling revenues which would otherwise have been assigned to Seward in the fuel surcharge process based on Seward’s proportionate share of the total system firm sales on the Chugach system.

(5) Customer Charge. Chugach will charge and be paid a monthly amount equal to the then applicable customer charge multiplied by the number of delivery meters.

          (6) Good Faith. The Parties agree to operate their systems in good faith to accomplish the purpose of relying upon the power supply reserves provided by Seward while providing Seward with a reduced demand cost allocation reflecting the unique nature of the service provided under this Agreement.

          4(d). Billing. Seward shall pay bills within 15 days of receipt. In the event any portion of any bill is disputed, pending resolution of the billing dispute, the undisputed portion of each bill shall be paid to Chugach in timely fashion pending resolution of the disputed amount.

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 7 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

          4(e). Margins (capital credits). Seward shall be entitled to an allocation of margins (capital credits) based on Seward’s contribution to Chugach’s electric generation and transmission margins consistent with Chugach’s bylaws.

SECTION 5. TERM

          5(a). Effective date. This Agreement shall become effective June 1, 2006. This Agreement and any amendments thereto shall become effective only upon obtaining the written approval of the Regulatory Commission of Alaska.

          5(b). Duration. This Agreement shall continue in force for an initial term which expires at 11:59 p.m., December 31, 2011 (“Expiration Date”). Unless either Party provides written notice of termination to the other Party at least one (1) year prior to the Expiration Date, the term of this Agreement and the Expiration Date shall automatically be extended to 11:59 p.m., December 31, 2016. If the term is so extended, unless either Party provides written notice of termination to the other Party at least one (1) year prior to the extended Expiration Date, the term of this Agreement and the Expiration Date shall automatically be extended to 11:59 p.m., December 31, 2021.

          5(c). Amendments. This Agreement may be amended or extended at any time by the written consent of all parties hereto, but all amendments hereto, including termination prior to the expiration of the term hereof, will not become effective until approved in writing by the Commission.

SECTION 6. PROVISIONS RELATING TO ELECTRICAL SERVICE

          6(a). Capacity To Be Made Available. Except when prevented by an Uncontrollable Force, or when Chugach has requested Seward to provide for its requirements from its own resources pursuant to Section 3(c) of this Agreement, Chugach shall make electric capacity

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 8 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

continuously available to Seward at the Point of Delivery in the amount of Seward’s total demand for electric capacity.

          6(b). Restoration Of Service. In the case of a partial or total loss of service to Seward as a result of problems encountered on the Chugach system, including interruptions under Section 3(c) of this Agreement, Chugach will extend its reasonable best efforts to restore service in a prompt and non-discriminatory manner.

          6(c). No Duty To Third Parties. This Agreement shall not create on the part of Seward or Chugach any legal duty owed to the retail customers of any party or to other wholesale or wheeling customers of Chugach, including without limitation, any legal duty to maintain continuity of Electric Power service to other parties or customers. Nothing in the foregoing sentence shall limit the rights afforded Chugach or Seward under this Agreement.

          6(d). Prudent Utility Practice. All parties shall at all times design, construct, maintain, operate, and repair their respective facilities and equipment in accordance with Prudent Utility Practice and standards in order to prevent, minimize, or correct any failures or partial failures of such facilities or equipment. Seward shall design, construct, operate, maintain, and repair its facilities in accordance with Prudent Utility Practice and shall meet the following constraints:

          (1) Impairment of Service. Seward’s load shall not cause sine-wave distortion or large short-interval demand that will impair service or cause interference with telephone, television, other facilities or other utilities’ customers.

(2) Deviation from Phase Balance. Seward’s load shall not result in a deviation from phase balance of more than ten (10) percent at any time.

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 9 of 59

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

          (3) Power Factor. Seward and Chugach shall each supply their own VAR requirements, as measured at the Point of Delivery, to correct any power factor problems on their respective sides of the Point of Delivery. Seward must maintain a minimum power factor equal to or in excess of 95%. Failure to meet this power factor requirement will result in charges for reactive power. For each percent of power factor below 95%, Seward shall pay an additional 1% of its demand charge as computed under Section 4(c)(2).

6(e). Reserves.

          (1) Chugach will maintain its own power generation Reserves, as necessary to support its loads other than Seward. Pursuant to Section 3, Chugach will neither maintain nor provide Reserves to support, under this Agreement, the generating units of Seward.

          (2) In order to avoid damage to or additional demands on Chugach’s system, Seward agrees that it will take care at all times it is operating its generation in parallel with Chugach’s generation to maintain sufficient spinning Reserves (or demonstrably equivalent automatic load shedding devices) to support any and all of their own generation.

          (3) Chugach will plan its system to accommodate Seward loads taking into account the provisions in Section 3(c) of this Agreement relating to Seward providing its own reserves.

          6(f). Voltage. The Electric Power provided hereunder shall be three-phase, alternating current, at the nominal voltages set forth in Attachment C attached hereto ± 5% under normal conditions and ± 10% under emergency conditions. All parties shall endeavor to maintain proper phase voltage balance on their respective systems. If a problem with voltage occurs, all parties will use their reasonable best efforts to correct such problems.

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 10 of 59

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

          6(g). Frequency. Chugach will use its reasonable best efforts to maintain its system frequency at 60 hertz averaged over each twenty-four hour period.

SECTION 7. METERING

          7. Each party shall (1) make or provide for biennial tests and inspections of all its meters and recorders used for billing purposes in this Agreement in order to maintain a commercial standard of accuracy, (2) restore to a condition of accuracy any meters found to be inadequate, and (3) advise the other parties promptly of the results of any such test which shows any inaccuracy more than 0.5 percent slow or fast. Each party shall be permitted to have representatives present at such tests and inspections. Each party shall notify the other party at least one (1) week in advance of the tests and inspections. Each party shall make or provide for additional tests of its meters and recorders at the request of another party and in the presence of representatives of the requesting party or parties. The cost of any additional test requested by such party or parties shall be borne by the party owning the equipment if such test shows a meter or recorder is inaccurate by more than 0.5 percent slow or fast. In the event that the result of such tests shows a meter registering in excess of 0.5 percent either above or below the current registration, then the readings of such meter previously taken for billing purposes shall be corrected according to the percentage of inaccuracy so found for the known or estimated period of such error, but no such correction shall extend beyond ninety (90) days previous to the day on which the inaccuracy is discovered by such test. For any period that a meter should fail to register, or its registration should be so erratic as to be meaningless for billing purposes, the bill for power and energy shall be based upon records from check meters, if available and tested for accuracy, or otherwise upon the best available data.

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 11 of 59

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

SECTION 8. GOOD FAITH PERFORMANCE OF RIGHTS AND OBLIGATIONS

          8. Each party to this Agreement covenants and agrees to act in good faith under this Agreement and the terms cited herein and perform in a manner consistent with Prudent Utility Practice. The Parties recognize that the Limited Interruptibility feature under Section 3(c) of this Agreement will require and the Parties agree to coordinate closely on matters relating to service interruptions for maintenance or other reasons.

SECTION 9. FORCE MAJEURE

          9. In the event any party, by reason of an Uncontrollable Force, is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than its obligations to pay money), then upon said party giving notice and particulars of such Uncontrollable Force, its obligation to perform shall be suspended or correspondingly reduced during the continuance of any inability so caused, but in no greater amount than required by the Uncontrollable Force and for no longer period, and the effects of such cause shall, so far as possible, be remedied with all reasonable and prompt dispatch. The affected party shall not be responsible for its delay in performance under this Agreement during delays caused by an Uncontrollable Force. Seward shall be responsible for meeting its own power supply needs either from its own resources or from other purchases when Chugach power is unavailable by reason of an Uncontrollable Force.

SECTION 10. RESPONSIBILITY FOR POWER SUPPLY AND DELIVERY

          10(a). Responsibility Of Parties. Except as provided in Sections 10(b) and 10(c), each party shall assume responsibility on its respective side of the Points of Delivery for the electric service supplied and/or taken, as well as for maintenance of any apparatus used in connection therewith. Regardless of the foregoing and of the location of any Point of Delivery or metering

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 12 of 59

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

point, however, each party shall be responsible for maintaining and operating its own facilities unless (1) a different division of responsibilities is agreed upon in writing by the parties, or (2) a different division of responsibilities in specific emergency circumstances is agreed upon orally or in writing by the parties.

          10(b). Indemnification. Each party shall, as to all actions taken relevant to this Agreement, indemnify and hold harmless the other party, its directors, officers, and employees, against all loss, damage, legal expense and liability to third persons arising from any injury to, or death of, persons or injury to property to the extent caused by any negligent act or omission of the indemnifying party, or its directors, officers, or employees.

          10(c). Notice, Defense And Settlement Of Legal Proceeding.

          (1) If any legal proceeding shall be instituted, or any claim or demand made, against any party hereto (hereinafter called the “Indemnified party”) with respect to which the other party (hereinafter called the “Indemnifying party”) may be liable hereunder, the Indemnified party shall give prompt written notice thereof, within thirty days thereof by certified mail, return receipt requested, and promptly deliver a true copy of any summons or other process, pleading or notice to the Indemnifying party.

          (2) In any action in which there is no reasonable possibility of joint liability of any parties to this Agreement, the Indemnifying party shall have the absolute right, at its sole expense and without the consent of the Indemnified party, to defend and settle any such legal proceeding, claim or demand. However, the Indemnifying party shall give notice, if possible, to the Indemnified party of any proposed settlement. In no event shall the participation of the Indemnified party in the defense and settlement of any legal proceeding,

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 13 of 59

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

claim or demand, interfere with or alter the Indemnifying party’s absolute right to control the defense and/or settlement of the legal proceeding, claim or demand. The Indemnified party may, if it sees fit, participate in defense of any such legal proceeding, at its own expense.

          (3) Where joint liability of both parties to this Agreement is a reasonable possibility, no party which has exposure to joint liability shall be limited in their participation in the action.

          (4) If the Indemnified party, without the prior consent of the Indemnifying party (which consent, if requested, shall not be unreasonably withheld), makes any settlement with respect to any such legal proceeding, claim or demand, the Indemnifying party shall be discharged of any liability hereunder with respect thereto.

          (5) The Indemnifying party shall pay all reasonable costs incurred by the Indemnified party in any successful enforcement of this indemnity.

SECTION 11. INSURANCE

          11. Each party agrees to use its best efforts to obtain and maintain in full force and effect during the term of this Agreement, adequate insurance with responsible insurers as may be required by law.

SECTION 12. WAIVER

          12. Any waiver at any time by any party to this Agreement of its rights with respect to any default of the other party hereto, or with respect to any other matter arising in connection with this Agreement, shall not be considered a waiver with respect to any prior or subsequent default, right or matter.

Effective:
February 27, 2007
Pursuant to: U-06-056(6)	Page 14 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

SECTION 13. SEVERABILITY

          13. The provisions of this Agreement are not intended to be considered in isolation and each such provision represents a portion of the consideration agreed upon among the parties for each other provision of this Agreement. The parties believe that it would be impossible, in general, to invalidate or sever any particular provision of this Agreement without working a potentially great hardship on one or the other of the parties, and without denying one or more of the parties of important, bargained-for consideration. If, after this Agreement has become effective, any article, paragraph, clause or provision of this Agreement shall be finally adjudicated by a court of competent jurisdiction or a regulatory agency with jurisdiction over the parties to be invalid or unenforceable, or if any administrative agency with authority over the parties shall require changes to this Agreement, then the parties shall in good faith meet promptly to negotiate lawful amendments or modifications to this Agreement that will effectuate the original intent of this Agreement and return the parties as nearly as possible to the position that each would have enjoyed in the absence of such judicial, regulatory, or administrative action.

SECTION 14. SUCCESSORS AND ASSIGNS

          14(a). Assignment Generally. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, save that no assignment or other transfer of this Agreement or any interest hereunder by any party hereto shall be effective without the prior written consent of all of the other parties (which consent shall not be unreasonably withheld), and said assignee must, in the commercially reasonable opinion of the other parties, be financially capable of assuming such obligations. Chugach agrees not to sell or otherwise dispose of its Generation and Transmission System (or any portion thereof

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 15 of 59

RECEIVED

JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

which is needed to permit performance of this Agreement) to any entity that refuses to assume or is unable to perform Chugach’s obligations under this Agreement.

          14(b). Assignment to Secured Lenders. Notwithstanding the provisions of subsection 13(a), any party hereto may assign this Agreement, together with all of its rights and obligations there under, (A) to or in trust for any secured tenders of such party, for the purpose of securing obligations for borrowed money, or (B) pursuant to the exercise by any such secured lender of any of the rights, powers or privileges provided for by the mortgages or other security instruments of such party for borrowed money; provided, that no such assignment shall in any way relieve such party of any obligations hereunder. No such secured lender shall, as a result of such assignment or the subsequent exercise of its rights with respect to this Agreement under any mortgage, deed of trust or other security instrument, be construed to have assumed, or otherwise to have become personally liable for, the assignor’s obligations hereunder, but such secured lender’s ability to exercise the rights of its assignor hereunder shall be subject to performance of the assignor’s corresponding obligations under this Agreement. In the event any such secured lender exercises any of its rights, powers or privileges with respect to this Agreement under said mortgages or other security agreements, such secured lender may thereafter assign this Agreement, together with all the rights and obligations there under, to any entity authorized and able to perform the obligations under this Agreement, which entity shall succeed to all the rights and assume all the obligations of the borrower-assignor under this Agreement. Prior to the exercise by any secured lender of any rights or remedies under any mortgages or security agreements with respect to this Agreement, such secured lender shall give the parties hereto reasonable notice that it intends to exercise such rights and remedies.

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 16 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

SECTION 15. NOTICES

          15. Except as to notice of interruption provided in Section 3(c), any notice or demand required by this Agreement to be given to any party shall be effective when it is received by such party, and in computing any period of time from such notice or demand, such period shall commence at 12:01 p.m. prevailing time at the place of receipt on the date of receipt of such notice or demand. Whenever this Agreement calls for notice or demand (unless otherwise specifically provided), or notification by any party is necessary, the same shall be in writing directed to the General Managers of the other parties. Should telephone notice be necessary, it shall be directed to the General Managers or to a designated or otherwise appropriate subordinate. The designation of the name to which any such notice or demand shall be directed may be changed at any time and from time to time by either party by giving notice as provided above.

SECTION 16. DEFAULT AND DISPUTE RESOLUTION

          16(a). Notice of Default. Upon failure of any party to perform any obligation hereunder, the party or parties to whom such performance is due shall make demand in writing upon the defaulting party. If such failure, other than a failure to pay Chugach when such payment is due, is not cured within thirty (30) days from the date of such demand it shall constitute a default at the expiration of such period. Chugach’s bills to Seward shall constitute written demands for payment for purposes of this Section and Seward shall be considered to be in immediate default of their payment obligations if such bills are not fully paid within 10 days after they are due.

          16(b). Performance pending Resolution Of Dispute. Pending resolution of any dispute, each party shall continue to perform its obligations under this Agreement, including the obligations to deliver and receive electric power and the obligation to pay bills submitted by Chugach for such

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 17 of 59

RECEIVED

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power. All parties shall be entitled to seek immediate judicial enforcement of this continued performance obligation notwithstanding the existence of a dispute. Application for such enforcement shall be made to the Superior Court for the State of Alaska, in Anchorage.

          16(c). Consultation To Resolve Disputes. After notice is delivered and before default occurs under Section 16(a) the parties shall in good faith endeavor to meet promptly and to resolve any dispute through good faith negotiation. If a party has met its obligation of good faith under this Section 16(c), and if the dispute has not been resolved before default occurs, than that party shall be entitled at any time thereafter to seek immediate judicial enforcement of this Agreement in the Superior Court for the State of Alaska, in Anchorage, by bringing any suit, action or proceeding, at law or in equity, including without limitation mandamus, injunction, damages and action for specific performance, as may be necessary or appropriate to enforce any covenant, agreement or obligation of this Agreement.

          16(d). Remedies Cumulative. No remedy conferred upon or reserved to the parties hereto is intended to be exclusive of any other remedy available hereunder or now or hereafter existing at law, in equity, by statute or otherwise, but each and every such remedy shall be cumulative and shall be in addition to every other such remedy. The pursuit by either party of any specific remedy shall not be deemed to be an election of that remedy to the exclusion of any other, whether provided hereunder or by law, equity or statute.

SECTION 17. RIGHT OF ACCESS AND REMOVAL

          17. Each party will have access to the premises, facilities, or property of the other party at all reasonable times for any purpose necessary or appropriate to the performance of this Agreement. Upon termination of this Agreement in accordance with the provisions hereof, each party will

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 18 of 59

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remove any property or equipment which it may have installed on the premises of the other party for any purposes hereunder. Seward shall provide Chugach with access to existing metering or allow Chugach to install any metering and equipment necessary or convenient to allow Chugach to track Seward’s load and generation during periods of interruption of service from Chugach.

SECTION 18. APPLICABLE LAW

          18. The parties agree that the interpretation and application of this Agreement shall be governed by the laws of the State of Alaska.

SECTION 19. MODIFICATION

          19. No modification of this Agreement shall be valid unless it is in writing and signed by all parties hereto, and approved by all appropriate regulatory and administrative agencies or bodies.

SECTION 20. SECTION HEADINGS

          20. The section headings in this Agreement are for convenience only, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the section to which they pertain.

SECTION 21. MUTUAL COVENANTS AND WARRANTIES

          21. Each party covenants and warrants to the other parties that it (1) has the legal authority and ability to enter into and perform, and (2) will at all times maintain the practical and financial ability to perform this Agreement and each obligation assumed by such party under this Agreement.

SECTION 22. APPROVAL OF THE COMMISSION

          22. This Agreement does not take effect without the prior approval of the Regulatory Commission of Alaska and is at all times subject to revisions by the Commission.

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 19 of 59

RECEIVED

JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

SECTION 23. DEFINITIONS

          The following terms, when used in the Agreement and Exhibits hereto, shall have the meanings specified.

          23(a). Agreement. This Agreement for the Sale and Purchase of Electric Power and Energy.

          23(b). Electric Power or Power, Electric energy or electric capacity, or both. Where the context of this Agreement requires a distinction, electric energy is expressed in kilowatt-hours (kWh) or megawatt hours (MWh), and electric capacity is expressed in kilowatts (kW) or megawatts (MW).

          23(c). Generation and Transmission System. All existing and future facilities (whether or not operable, and whether or not operating) used by Chugach for generation and transmission of electric power, including, in addition to physical generation and transmission facilities and facilities associated with the provision of fuel for electric power generation, Chugach’s rights and obligations to obtain (by purchase, wheeling, or otherwise) electric power generated by other entities or fuel for the generation of electric power by Chugach, to the extent that the costs of such facilities and rights are allowably included in the rates charged to Chugach’s retail consumers.

          23(d). Production Reserve Costs. Costs allocated to that portion of Chugach’s power production capacity that represents available power production capacity (including contract power purchases, but not emergency power purchases) in excess of Chugach’s system peak requirements.

          23(e). Prudent Utility Practice. At a particular time any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry at such time, or which in the exercise of reasonable judgment in light of facts known at such time, could have been

Effective:
February 27, 2007

Pursuant to:	Page 20 of 59
U-06-056(6)

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JAN 22 2007

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expected to accomplish the desired results at the lowest reasonable cost consistent with good business practices, reliability, safety and reasonable expedition. Prudent Utility Practice is not required to be the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts which could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. Prudent Utility Practice includes due regard for manufacturer’s warranties and the requirements of governmental agencies of competent jurisdiction and shall apply not only to functional parts of the parties’ generation, transmission, and distribution facilities, but also to appropriate structures, landscaping, painting, signs, lighting and other facilities.

          23(f). Reserves. Electric Power needed to avert shortages of capacity and/or energy for the benefit of retail or wholesale consumers that a utility system is obligated to serve and which is available to that system either from facilities or from purchases or other arrangements, which such system is contractually entitled to rely upon for such purposes.

          23(g). Total System Demand. The Seward demand (regardless of whether Seward is receiving power from Chugach or its own generation) registered during that 15-minute interval for each month in which the sum of (1) the demands metered at the delivery points described in Section 3(d), and (2) the demands on all Seward generation is greatest for that month. Seward shall permit Chugach to install, or cause to be installed, suitable metering and registration equipment on its facilities.

          23(h). Uncontrollable Force. Any cause beyond the control of a party hereto and which by the exercise of due diligence that party is unable to prevent or overcome, including but not limited to an act of God, fire, flood, volcano, earthquake, explosion, sabotage, an act of the public enemy, civil

Effective:
February 27, 2007

Pursuant to:	Page 21 of 59
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JAN 22 2007

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or military authority, including court orders, injunctions and orders of governmental agencies of competent jurisdiction, insurrection or riot, an act of the elements, failure of equipment, or the inability to obtain or ship equipment or materials because of the effect of similar causes on carriers or shippers. Strikes, lockouts, and other labor disturbances shall be considered Uncontrollable Forces, and nothing in this Agreement shall require either party to settle a labor dispute against its best judgment; provided, that during any labor dispute all parties shall make all reasonable efforts under the circumstances, including, to the extent permitted by law, the use of replacement personnel and/or management personnel and/or other personnel under the provisions of a mutual aid agreement, to ensure, if possible, the continued ability of the parties to produce, deliver, receive, and distribute the Electric Power that is the subject matter of this Agreement.

CITY OF SEWARD		CHUGACH ELECTRIC ASSOCIATION, INC.

By		By

Title	City Manager	Title	Interim, Chief Executive Officer

Date	3-15-06	Date	3-23-06

ATTEST

21

Effective:
February 27, 2007

Pursuant to:	Page 22 of 59
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

JOINT USE AGREEMENT

BETWEEN

CITY OF SEWARD

AND

CHUGACH ELECTRIC ASSOCIATION, INC.

          The City of Seward, & municipal corporation of the state of Alaska (hereinafter “Seward”), and Chugach Electric Association, Inc., an Alaska nonprofit electric cooperative members corporation (hereinafter “Chugach”), desire to cooperate in common use of the poles and right-of-way specifically described the scope of Agreement and therefore mutually agree to the following reasonable terms and conditions.

ARTICLE I. SCOPE OF AGREEMENT

          This Agreement shall be in effect in respect to the pole line to be constructed by Seward on a new right-of-way which generally coincides with a right-of-way presently occupied Chugach’s distribution line between Dave’s Creek Substation as Lawing in the State of Alaska. The existing pole line of Chugach is to be removed and Chugach’s circuits are to be transferred (ILLEGIBLE) Seward’s new pole line.

          The poles to be commonly used are shown on Exhibit “A” attached hereto and on which is indicated the location, the heigh and class, and the initially proposed attachments of Seward and Chugach.

          The locations, heights and strengths of the poles to be commonly used provide for Chugach’s future requirements, if may, as developed in its planning studies. Chugach shall have the right, subject to the other provisions of this Agreement, to make these indicated improvements at the times they are needed throughout the life of this Agreement.

JOINT USE AGREEMENT
PAGE 1 of 16	ATTACHMENT A

Effective:
February 27, 2007

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

          Chugach will own and operate the distribution under and the pole attachments associated with this underbuild as flected on Exhibit “A.”

          Seward will own and operate the 115 kv transmission 1 and the common use poles.

          Chugach and Seward have co-equal rights to have the attachments on the common-use poles both during the term of the Agreement and after the Agreement is terminated. Any dispute between the parties concerning the joint use of these poles via be resolved in good faith and with each party bearing its fa share of any costs. Neither party will be required to terminate its presence on a common use pole pending the resolution of a dispute between the parties.

ARTICLE II. SPECIFICATIONS

          The common use of poles covered by this Agreement shall at all times conform to the requirements of the National Electrical Safety Code, latest edition, and the rules and regulations of any governmental entity having authority over the subject matter. The common use of poles covered by this Agreement shall likewise be in accordance with industry standards and shall not conflict with safe access by repairmen to any equipment that may be on the poles. The common use of the poles covered by this Agreement shall be in accordance with the bulletins and specifications of the Rural Electrification Administration which are applicable to the subject matter.

ARTICLE III. ESTABLISHING COMMON USE POLES

          Chugach agrees to allow Seward to perform such work on its existing pole line as is necessary to facilitate the construction of the new pole line and to remove the existing pole line upon completion of the new pole line and the circuits of both parties. All work performed by Seward in connection with the construction of the new pole line and the attachment of the cir-

JOINT USE AGREEMENT
PAGE 2 of 16
Effective:
February 27, 2007

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JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

cuits of Seward and Chugach to the new pole line shall conform to the requirements of the National Electrical Safety Code, latest edition, and the rules and regulations of any governmental entity having authority over the subject matter, including the bulletins and specifications of the Rural Electrification Administration which are applicable.

          The parties agree that the cost of the work performed on Chugach’s existing pole line and the installation of Chugach’s attachments and circuits on Seward’s pole line shall be borne by Seward.

          Any reclearing of existing rights-of-way and any tree trimming necessary for the establishment of the common use poles shall be performed by Seward and the costs of such clearing shall be borne by Seward. Any clearing or tree trimming which becomes necessary for the maintenance of the common use poles shall be handled as specified in Article V.

          All poles commonly used under this Agreement shall remain the property of Seward. If additional common use poles are required following the initial construction of the common use pole line and if such new pole is for the sole benefit of Seward. Seward will be responsible for the setting of the new pole and the attachment of its facilities to the new pole. Chugach will be responsible for the attachment of its facilities to the new pole, but Seward will reimburse to Chugach the reasonable costs associated with such attachment. If the new pole is for the sole benefit of Chugach, Seward will be responsible for the setting of the new pole and the attachment of its facilities to the new pole. Chugach will be responsible for the attachment of its facilities to the new pole and will reimburse to Seward the reasonable costs of the setting of the new pole but not the costs associated with the attachment of Seward, facilities.

JOINT USE AGREEMENT
PAGE 3 of 16
Effective:
February 27, 2007

RECEIVED

JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

ARTICLE IV. EASEMENTS AND RIGHTS-OF-WAY

          Chugach shall be named as an additional party to the rights-of-way acquired by Seward in connection with the common-use pole line between Dave’s Creek Substation and Lawing. Chugach shall have the right to review and approve all such rights-of-way and shall exercise this right of review and approval in a reasonable manner. Both parties agree to observe all conditions contained in any such easements.

ARTICLE V. MAINTENANCE OF POLES,
ATTACHMENTS AND RIGHTS-OF-WAY

          (a) Seward shall, at its own expenses, maintain the commonly used poles in a safe and serviceable condition and in accordance with the specifications of the National Electrical Safety Code, latest edition, and the further specifications mentioned in Article II. Seward shall replace, reinforce or repair such of these poles as become defective.

          (b) Whenever it is necessary to replace a commonly used pole, Seward shall, before making such replacement, give written notice thereof 30 days in advance (except in case of emergency when verbal notice will be given and subsequently confined in writing) to Chugach, specifying in such notice the time of such proposed replacement and Chugach shall at the time so specified transfer its attachments to the new joint pole. The replacement of the joint pole and the attachment of the facilities to each party shall be done in such a manner as to comply with the provisions of subsection (d) of this Article.

          (c) Each party shall at all times maintain all of its attachments in accordance with the specifications mentioned in Article II and shall keep them in safe condition and in thorough repair. Each party shall maintain at all times, either “in-house or by agreement with a qualified contractor, the capability, 2 hours a day, 7 days a week, of responding forthwith to repair or

JOINT USE AGREEMENT PAGE 4 of 16
Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 26 of 59

RECEIVED

JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

replace its facilities or otherwise respond to emergency situations and shall keep the other informed as to the phone numbers to notify of emergency conditions. Qualified contractor shall be defined as a contractor who is duly licensed to do the required maintenance work, who possesses experience in doing such work, who possesses the necessary equipment to do such work and who employee persons to do the actual maintenance work who possess current certificates of fitness for the performance of such work.

          (d) If the facilities of either party are not maintained in accordance with the specifications of this Article and if such facilities threaten the facilities of the other party, then the party whose facilities are threatened may take the following action:

          1.     If the threat posed by the non-maintained facilities does not constitute an emergency, the party whose facilities are threatened shall notify the other party both orally and in writing of the existing threat. The party whose facilities are non-maintained shall meet within 30 days of the receipt of the written notice in order to discuss any defect.

          2.     If the threat posed by the non-maintained facilities does constitute an emergency in that it poses an imminent threat to the facilities of the other party, then the party whose facilities are threatened shall attempt to notify the other party at least orally of the existence of the emergency situation. If the emergency situation is not immediately corrected by the other party, then the party whose facilities are threatened shall be allowed to perform only such work on the facilities of the other as is necessary to remove the immediate emergency. The party performing such work shall have no liability to the other party for damages caused

JOINT USE AGREEMENT PAGE 5 of 16
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February 27, 2007
Pursuant to:
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RECEIVED

JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

to the facilities of the other party as a result of such work unless such damage is caused by the reckless or willful disregard of the other’s facilities not justified by the emergency conditions then Involved. The party doing the emergency work shall furnish the other party oral and written notice of the emergency as soon as is practical. The reasonable costs for such emergency work shall be reimbursed by the party whose non-maintained facilities created the emergency. In the event of an emergency affecting jointly the facilities of Seward and Chugach, the parties may each restore their facilities as soon as is feasible.

          (e) Each party shall at all times take the necessary steps to minimize to the extent reasonably possible any disruption in the services provided by the other’s facilities. Where maintenance work, either emergency or otherwise, on the facilities of one party necessitates interruption in services provided by the facilities of the other party, such maintenance work shall be performed in such a manner so as to minimize to the extent reasonably possible the interruption in services. The party whose maintenance work will necessitate the interruption in service provided by the other party shall notify the other party in advance both orally and in writing of such planned maintenance work. The party whose services will be interrupted by such work shall have the right to review and approve the plan for maintenance work of the other which will necessitate the interruption in services. Such right of review and approval shall be exercised in a reasonable manner.

          If there if an unreasonable disruption in service is a result of maintenance work by the other party, the party whose services have been disrupted may notify the other party of the disruption. If the service disruption is not immediately cor-

JOINT USE AGREEMENT PAGE 6 of 16
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February 27, 2007
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rected by the other party, the party whose services have been disrupted shall be allowed to perform such work as is necessary to remedy the unreasonable disruption in service. The reasonable costs of such work to correct the service disruption caused by the maintenance work of the other party shall be reimbursed to the party whose service was disrupted by the party causing the disruption.

          (f) Seward will not allow attachments by any third party on the common-use poles without securing the prior concurrence of Chugach to such attachments. Chugach shall not unreasonably with-hold its concurrence to the approval of such attachments. No such attachments by a third party will be approved by seward on the common use poles without securing such third party’s agreement to maintain it’s attachments in accordance with the specifications of Article II of this Agreement.

          (g) All necessary right-of-way maintenance, pertaining to the common-use poles and attachments including tree trimming or cutting, shall be performed by seward. The costs of such right-of-way maintenance shall be borne by the parties to this agreement as follows. Seward will pay 2/3 (two-thirds) of the costs of the maintenance work and Chugach will pay the remaining 1/3 (one-third) of the costs of such work. No maintenance work will be performed by Seward without the prior concurrence of Chugach as to the performance of such work. Such concurrence shall not be unreasonably withheld by Chugach.

ARTICLE VI. PROCEDURE WHEN CHARACTER
OF CIRCUITS IS CHANGED

          (a) When either party desires to change the character of its circuits, such party will give thirty (30) days notice to the other party of such contemplated change in the character of its circuits. Any such change in the character of the circuits shall require the concurrence of both parties, and such concurrence will

JOINT USE AGREEMENT

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 29 of 59

RECEIVED

JAN 22 2007
`
STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

not be unreasonably withheld. All construction changes require to accomodate the new circuits shall meet the terms of the specifications mentioned in Article II for the character of the circuits involved.

          (b) If the change in the character of circuits require Pole replacements for the sole benefit of Seward, Seward will be responsible for the setting of such poles and the attachment of its facilities to the new poles. Chugach will be responsible for the attachment of its facilities to the new poles, but seward will reimburse to Chugach the reasonable costs associated with such attachments. If the new poles are for the sole benefit of Chugach, Seward will be responsible for the setting of such poles and the attachment of its facilities to the new poles. Chugach will be responsible for the attachment of its facilities to the new poles and will reimburse to Seward the reasonable costs of the setting of the new poles but not the costs associated with the attachment of Seward’s facilities.

ARTICLE VII. ABANDONMENT AND RELOCATION

          (a) If Seward desires at any time to abandon any commonly used pole, it shall give Chugach notice in writing to that effect at least sixty (60) days prior to the date on which it intends to abandon such pole. If at the expiration of said period Seward shall have no attachments on such pole but Chugach shall not have removed all of the attachments therefrom, such pole shall thereupon become the property of Chugach, and Chugach shall hold Seward harmless from all obligation, liability, damages, costs, expenses or changes incurred thereafter, and not arising out of, the presence or condition of such pole or any attachments thereon: and shall pay Seward for such pole an amount as may by mutually agreeable to both parties. Seward shall further evidence transfer to Chugach of title to the pole by means of a bill of sale.

JOINT USE AGREEMENT

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 30 of 59

RECEIVED

JAN 22 2007

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REGULATORY COMMISSION OF ALASKA

          (b) Chugach may at any time abandon the use of a come pole by giving due notice thereof in writing to Seward and removing therefrom any and all attachments it may have thereon.

          (c) Should any of the commonly used poles owned Seward have to be relocated at the direction of any authorized federal, state or local governmental entity, Seward shall, before making such relocation, give written notice thereof to Chugach days in advance specifying in such notice the time of such relocation. Chugach shall at the time so specified transfer it attachments to the relocated pole. in the event that Seward it reimbursed from any governmental entity for the costs of the relocation of the pole and the attachments thereon, Chugach will be entitled a proportionate share of that reimbursement. Chugach share of the reimbursement shall be computed as the product of the amount of reimbursement received from the governmental entity multiplied by the ratio of Chugach’s costs of relocation of it facilities to the total cost to Chugach and Seward for the relocation of their facilities.

ARTICLE VIII. DAMAGE REPORTS, LIABILITY,
AND INDEMNITY/CONTRIBUTION

          (a) Seward and Chugach shall each make an immediate report to the other of any damages caused by the reporting-party to the other’s facilities (and those of any other parties on the pole).

          (b) Liability in tort or for breach of contract or otherwise as between Seward and Chugach for damages to property of Seward or Chugach, not involving claims of third parties, shall be as follows:

          1. Seward shall be liable to Chugach for the reasonable costs for the physical repair of Chugach facilities damaged by the negligence of Seward, but Seward shall not be liable for any interference with the

JOINT USE AGREEMENT

Effective:
February 27, 2007

Pursuant to:	Page 31 of 59
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RECEIVED

JAN 22 2007

STATE OF ALASKA
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operation of Chugach’s facilities or for any special incidental, indirect or consequential damages to Chugach arising in any manner.

          2. Chugach shall be liable to Seward for the reasonable costs for the physical repair of Seward facilities damaged by the negligence of Chugach, but Chugach shall not be liable for any special incidental, indirect or consequential damages to Seward arising in any manner.

          (c) With respect to claims by third parties, including employees, agents, or contractors of Seward or Chugach, Chugach shall indemnify Seward against any and all claims and demands for damages to property, including any environmental damage for which recovery is sought, or injury or death to persons, including any payments made under any workmen’s compensation law or any plan for employees’ disability and death benefits, which may arise out of or be caused by any negligence of Chugach, its agents, contractors, or employees in the maintenance, presence, use or removal of such attachments. The intent of this provision is to protect Seward against claims, demands, losses and damages which would not have arisen but for Chugach’s use of Seward facilities under this Agreement.

          (d) With respect to claims by third parties, including employees, agents, or contractors of Seward or Chugach, Seward shall indemnify Chugach against any and all claims and demands for damages to property, including any environmental damage for which recovery is sought, or injury or death to persons, including any payments made under any workmen’s compensation law or any plan for employees’ disability and death benefits, which may arise out of or be caused by any negligence of Seward, its agents, contractors, or employees in the maintenance, presence, use or removal of its

JOINT USE AGREEMENT

Effective:
February 27, 2007

Pursuant to:	Page 32 of 59
U-06-056(6)

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

facilities in connection with the common use poles and its attachments thereto. The intent of this provision is to protect Chugach against claims, demands, losses and damages which would not have arisen but for Seward’s activities in connection with its facilities on the common use pole line.

ARTICLE IX. COST OF ATTACHMENT

          The parties agree that Chugach will pay no costs to Seward for the right to be attached to the common use poles between Dave’s Creek Substation and Lawing except for those costs set forth elsewhere in this Agreement. The parties agree to such an arrangement despite any rulings or regulations of the Alaska Public Utilities Commission to the contrary.

ARTICLE X. ASSIGNMENT OF RIGHTS

          Except as otherwise provided in this Agreement, neither party hereto shall assign or otherwise dispose of this Agreement or any of its rights or interests hereunder, or in any of the commonly used poles, or the attachments or rights-of-way covered by this Agreement, to any fire, corporation or individual, without the written consent of the other party, except to the United States of America or any agency thereof; provided however, that nothing herein contained shall prevent or limit the right of either party to lease or transfer any or all of its property, rights, privileges, and franchises, to another corporation organized for the purpose of conducting a business of the same general character as that of such party, to mortgage any or all of it property, rights, privileges, or franchises, or to enter into any merger or consolidation. In the case of foreclosure of such mortgage; or in case of lease, transfer, merger, or consolidation, its rights and obligations hereunder shall pass to and be acquired and assured by the transferee, lessee, assignee, merger or consolidating company as the case may be.

JOINT USE AGREEMENT

Effective: February 27, 2007
Pursuant to:
U-06-056(6)	Page 33 of 59

RECEIVED JAN 22 2007 STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

ARTICLE XI. UNCONTROLLABLE FORCES

          An uncontrollable force shall mean an act of God, act (ILLEGIBLE) omission of government, failure of or threat of failure of facility, unscheduled maintenance and repair, labor or material shortage, strike, lockout, or other industrial disturbances, act of the public enemy, war, blockade, insurrection, riot, epidemic, landslide, avalanche, earthquake, fire, storm, lightening, flood, varbout, civil disturbance, restraint by court order or public authority, action or nonaction by or inability to obtain necessary authorization or approval from any governmental agency or authority, and any other act or omission similar to the riot herein enumerated. Each of these matters enumerated constitutes or uncontrollable force to the extent that it is not within the reasonable control of the Affected party, and to the extent that such party by the exercise of due diligence is unable to overcome it. Strikes, lockouts, and other labor disturbances shall be considered uncontrollable forces and nothing in this Agreement shall require either party to settle a labor dispute against its best judgment.

          In the event either party, by reason of an uncontrollable force, is rendered unable, wholly or in part, to perform its obligations under this Agreement, then upon said party giving notice and particulars of such uncontrollable force, its obligation to perform (other than the obligation to pay money) shall be suspended during the continuance of any inability so caused, but for no longer period, and the affects of such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that the settlement of labor disputes shall be considered wholly within the discretion of the party involved. The affected party shall not be responsible for its delay in performance under this Agreement during delays caused by an uncontrollable force, nor shall such uncontrollable force give rise to claim for damages or constitute default.

JOINT USE AGREEMENT

Effective: February 27, 2007
Pursuant to:
U-06-056(6)	Page 34 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

ARTICLE XII. BREACE AND WAIVER:
SEVERABILITY: ARTICLE LEADINGS

          (a) The failure of either Chugach or Seward to enforce any provision of this Agreement or the waiver thereof in any instance shall not be construed as a general waiver or relinquishment on its part of any such provision but the same shall nevertheless be and remain in full force and effect.

          (b) The Article headings contained in this Agreement are for convenience and reference, and are not intended to define or limit the scope of any provision of this Agreement.

          (c) In the event that any provision of this agreement should for any reason be held invalid ineffective, unenforceable or contrary to public policy, the remainder of this Agreement shall remain in full force and effect. With respect to any provision of this Agreement that may be so (ILLEGIBLE), the parties shall in good faith attempt to negotiate any required replacement provision.

ARTICLE XIII. PAYMENT OF TAXES

          Each party shall pay all taxes and assessments lawfully levied in its own property upon said commonly used poles, and the taxes and the assessments which levied on said common poles shall be paid by Seward, but any tax, fee, or charge levied on Seward’s poles solely because of their use by Chugach shall be paid by Chugach.

ARTICLE XIV. SERVICE OF DOCUMENTS

          Whenever in this Agreement an application, notice, or communication is provided or required to be given by either party to the other, such application, notice or communication shall be in writing and transmitted by certified United States mail, return receipt requested, or by personal delivery:

          (a) For Chugach, by mail to:

JOINT USE AGREEMENT
PAGE: 13 of 16

Effective:
February 27, 2007

Pursuant to:
U-06-056(6)	Page 35 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

General Manager
Chugach Electric Association, Inc.
P.O. Box 6300
Anchorage, Alaska 99502

or by personal delivery to:

General Manager
Chugach Electric Association, Inc.
5601 Minnesota Drive
Anchorage, Alaska 99502

(b) For Seward, by mail or personal delivery to:

City Manager
City of Seward
P.O. Box 337
Seward, Alaska 99664

or to such other address as either party hereto may, from time to time, designate for that purpose. Whenever a transmittal required to be submitted by a specific date hereunder is delivered by mail as above provided, it shall be considered timely submitted if deposited in the mail on or before the specified date.

ARTICLE XV. CONSTRUCTION

          This Agreement shall be (ILLEGIBLE) to have been jointly drafted by Seward and Chugach.

ARTICLE XVI. EXISTING AGREEMENT.
INTEGRATION CLAUSE, AND AMENDMENTS

          (a) This agreement supersedes any and all previous oral, written, or implied agreements, promises, or contracts between the parties hereto and constitutes henceforth the entire agreement between the parties and may not be amended except by written amendments executed on behalf of the parties hereto and approved by the Rural Electrification Administration (hereinafter “REA”) Administrator.

          (b) The parties intend this Agreement to be a fully integrated contract.

          (c) This Agreement may be amended only by written amendment signed by authorized representatives of Chugach and Seward, approved by the respective Boards of Directors of the parties, and

JOINT USE AGREEMENT
PAGE:14 of 16

Effective:
February 27, 2007

Pursuant to:
U-06-056(6)	Page 36 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

approved by the REA Administrator. This Agreement may not be amended by oral agreements or by a course of dealing between the parties.

ARTICLE XVII. TERM OF AGREEMENT

          This Agreement shall remain in effect until terminated at the end of twenty-five (25) years from the date hereof or thereafter upon the giving of written notice to the other party of not less than three (3) years prior to the date of termination.

          The termination of this Agreement shall not terminate the access rights of Chugach to the easements and rights of way which it is party to between Dave’s Creek Substation and Lawing. The termination of this Agreement shall not terminate the right of Chugach to have its distribution underbuild attached to the common use poles owned by Seward. It is the intent of this provision that any termination of the joint-use Agreement not be interpreted to terminate either chugach’s access rights to the assements both public and private, which it has possessed during the course of this Agreement of Chugach’s right to have its distribution under build attached to the common-use poles owned by Seward.

ARTICLE XVIII. COLLECTIVE BARGAINING AGREEMENTS

          Seward agrees that it will not cause Chugach to violate any collective bargaining agreement to which Chugach may be party.

ARTICLE XIX. COMPLIANCE WITH RULES AND REGULATIONS

          Both parties agree that all work done in connection with this project will comply with the applicable rules and regulations of all governmental agencies having jurisdiction over the subject matter, including the applicable bulletins of the Rural Electrification Administration. In particular, all environmental rules and regulations of governmental entities which are applicable in connection with this Agreement shall be followed.

JOINT USE AGREEMENT
PAGE:15 of 16

Effective:
February 27, 2007

Pursuant to:
U-06-056(6)	Page 37 of 59

RECEIVED
JAN 22 2007
STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

ARTICLE XX. INTERPRETATION OF AGREEMENT

          This Agreement shall be interpreted according to the laws of the State of Alaska. Any legal action between the partie pertaining to this Agreement shall have venue in the Third Judicial District of the State of Alaska.

ARTICLE XXI. APPROVAL OF ADMINISTRATION

          This Agreement‚ and any amendment thereof, shall be (ILLEGIBLE) effect or subject to the condition that, during any period (ILLEGIBLE) which Seward or Chugach is a borrower from the Rural Electrification Administration, the Agreement and any amendment thereof shall have the approval in writing of the Administrator of the (ILLEGIBLE) Electrification Administration. The parties shall jointly submit the Agreement for approval and use their best efforts to obtain all approvals required by the Agreement.

          IN WITNESS WHEREOF, the parties hereto, have caused these presents to be executed in triplicate, and their corporate seals to be affixed thereto by their respective officers thereunto duly authorized, on the 20th day of September, 1984.

(Seal)

ATTEST:

(Seal)

ATTEST:

CITY OF SEWARD

By:

Title:	General Manager

CHUGACH ELECTRIC ASSOCIATION, INC.

By:

Title:	General Manager

JOINT USE AGREEMENT

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 38 of 59

RECEIVED
JAN 22 2007
STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

RESOLUTION

          BE IT RESOLVED that the General Manager is hereby authorized and directed, for and on behalf of the Association, to execute and attest the form of the Right-of-Way Access Agreement with the City of Seward for the construction of the 115 KV transmission line from Daves Creek Substation to Lawing.

CERTIFICATION

          I, R. Marchine Dexter, do hereby certify that I am (ILLEGIBLE) Secretary of Chugach Electric Association, Inc. (ILLEGIBLE) electric non-profit (ILLEGIBLE) membership corporation organized and (ILLEGIBLE) under the laws of the State of Alaska, that the foregoing is a complete and correct copy of a resolution (ILLEGIBLE) meeting of the Board of Directors of this corporation duly and properly (ILLEGIBLE) and held on the 19th day of September, 1984 (ILLEGIBLE) was present (ILLEGIBLE) the meeting that the resolution is not forth in the (ILLEGIBLE) of the meeting and has not been (ILLEGIBLE) or modified.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and offered (ILLEGIBLE) of this corporation this 19th day of September, 1984.

(ILLEGIBLE)	Secretary

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 39 of 59

RECEIVED
JAN 22 2007
STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

SEWARD NET BILLING AGREEMENT
Dated June 7, 1991

1.	PARTIES

The parties to this Agreement are Chugach Electric Association, Inc. (Chugach), an Alaska nonprofit electric co-operative membership organization having its offices in Anchorage, Alaska, and the City of Seward (Seward), an Alaska Municipal Corporation.

2.	TERM

a)

This Agreement shall become effective when approved by (a) the Rural Electrification Administration of the United States Department of Agriculture and (b) the Alaska Public Utilities Commission, if Chugach, upon inquiry, determines that such approvals are required or if no such approval is necessary, on the last date of execution.

b)

This Agreement shall remain in effect so long as Chugach provides power to Seward under the Wholesale Power Agreement between Chugach and Seward signed on August 27, 1984 and September 27, 1984 by the respective representatives of the parties, as amended (hereinafter “1984 Wholesale Power Agreement”) or under any successor agreement under which Chugach provides power to Seward.

3.	AGREEMENT

a)

Power from Seward’s share of the Bradley Lake Hydroelectric Project. So long as this Agreement continues to apply, Chugach shall be entitled to schedule the generation of and to receive from Seward any power which is produced by the Bradley Lake Hydroelectric Project and which Seward is entitled to receive under the Bradley Lake Power Sales Agreement and related agreements governing the disposition of power from the Bradley Lake Hydroelectric Project.

b)

Treatment of Bradley Lake power for purposes of power supply and rate making. For purposes of supplying and making rates for power sold to Seward, Chugach will be entitled to co-mingle any power Chugach receives from Seward under Section 3 (a) of this Agreement with all other electric power available to Chugach.

	c)	Reimbursement of costs through net billing. Seward shall be obligated to pay the costs of power it has committed

Chugach/Seward Net Billing Agreement 1991	Page 1

ATTACHMENT B

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 40 of 59

RECEIVED
JAN 22 2007
STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

to purchase from the Bradley Lake Hydroelectric Project (as stated in the Bradley Lake Hydroelectric Project Power Sales Agreement) in the same manner as if this Agreement did not exist, and without this Agreement being treated as an assignment of Seward’s share of the Bradley Lake Project to Chugach. However, Chugach will reimburse Seward for any costs actually incurred by Seward pursuant to the Bradley Lake Hydroelectric Project Power Sales Agreement by crediting to Seward’s account with Chugach those amounts paid by Seward under the Bradley Lake Hydroelectric Project Sales Agreement and billing Seward for the net amounts owed to Chugach. The effect of such billing credits shall be to reduce the net amounts that Seward is otherwise obligated to pay Chugach for power purchased from Chugach under the 1984 Wholesale Power Agreement.

4.	RELATIONSHIP TO OTHER AGREEMENTS

This Agreement is in the nature of an ancillary agreement to the existing 1984 Wholesale Power Agreement, as amended, the Bradley Lake Hydroelectric Project Power Sales Agreement and the Bradley Lake Hydroelectric Project Services Agreement. This Agreement is intended to operate in conjunction with these Agreements and does not in any way alter the parties’ obligations under these Agreements.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on this date first set forth above.

	CHUGACH ELECTRIC ASSOCIATION, INC.	THE CITY OF SEWARD

By		By

As	General Manager	As	City Manager

Date	9-14-91	Date	8-23-91

	netbill.3	APPROVED AS TO FORM:

Julian Mason, City Attorney

Chugach/Seward Net Billing Agreement 1991		Page 2

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 41 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

Sponsored By: Schaefermeyer

CITY OF SEWARD, ALASKA
RESOLUTION NO. 91 - 095

A RESOLUTION OF THE CITY COUNCIL OF THE CITY
OF SEWARD, ALASKA, APPROVING A NET BILLING
AGREEMENT WITH CHUGACH ELECTRIC ASSOCIATION

          WHEREAS, the city of Seward is a signatory of the Bradley Lake Hydroelectric Power Agreement and owns a one percent (1%) share of the electrical power generated by Bradley Lake Hydroelectric Dam; and

          WHEREAS, the city of Seward is obligated to pay a one percent (1%) share of the amount the railbelt utilities are obligated to pay to the Alaska Energy Authority (AEA) for their share of the construction cost of the Bradley Lake Dam; and

          WHEREAS, the city of Seward has an existing wholesale agreement with Chugach Electric Association (CEA) and currently purchases all of its electricity from CEA under that agreement; and

          WHEREAS, it would be difficult and costly for the city of Seward to independently manage its one percent (1%) share of Bradley Lake power; and

          WHEREAS, under terms of a proposed Net Billing Agreement between the city of Seward and CEA, CEA will manage the city’s share of the Bradley Lake power at no additional cost to the city, except that the wholesale rate will be increased to reflect the APUC approved wholesale rate reflecting the cost of commingling Bradley Lake power with CEA generated power;

          NOW, THEREFORE, BE IT RESOLVED BY THE CITY COUNCIL OF THE CITY OF SEWARD, ALASKA, that:

          Section 1. The city Manager is hereby authorized to execute a Net Billing Agreement with Chugach Electric Association as outlined above. A copy of the agreement is attached and incorporated herein by reference.

          Section 2. This agreement shall take effect upon approval of the Board of Directors of the Chugach Electric Association and approval of this resolution by the Seward City Council.

          Section 3. This resolution shall take effect immediately upon its adoption.

          PASSED AND APPROVED by the City Council of the city of Seward, Alaska, this 12th day of August, 1991.

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 42 of 59

RECEIVED

JAN 22 2007

CITY OF SEWARD ALASKA RESOLUTION NO 1-095	STATE OF ALASKA REGULATORY COMMISSION OF ALASKA

THE CITY OF SEWARD, ALASKA

David L. Hilton, Mayor

AYES:	Burgess, Hilton, Krasnansky, Meehan, Sieminski and Simutis
NOES:	None
ABSENT:	Dunham
ABSTAIN:	None

ATTEST:	APPROVED AS TO FORM:

Perkins Coie, Attorneys for the city of Seward, Alaska

Linda S. Murphy, CMC/AAE	Fred B. Arvidson
City Clerk	City Attorney

(City Seal)
APPROVED AS TO FORM:

Bailey & Mason, Attorneys for the city of Seward, Alaska

Julian Mason City Attorney

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 43 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Exhibit 1

Chugach Electric Association, Inc.

Calculation of 30 Percent Reserve Capacity & Energy Allocation Factors
Test Year Ending December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275

Determination of Available System Capacity

Total Chugach System Installed Capacity	534,400
Required 30 Percent Reserves: 534,400 - (534,400 / I_30)	123,323
Remaining Capacity	411,077
Less Test Year Coincident Peak	366,474

Available Capacity to All Classes Except HEA	44,603

		Chugach Retail					Chugach Wholesale

Description	System Total	Total Retail	Residential	Small General	Large General	Street/Yrd. Lighting	Total Wholesale	HEA	MEA	SES

Reserve Capacity (Demand) Allocator - DD_01

TY Coincident Peak	293,474	191,126	103,318	13,682	72,989	1,136	102,348	—	94,317	8,031
TY Coincident Peak - Percent	100.00%	65.l3%	35.21%	4.66%	24.87%	0.39%	34.87%	—	32.14%	2.74%

Allocation of Available Capacity	44,603	29,048	15,702	2,079	11,093	173	15,555	—	14,335	1,221
HEA Contract Capacity	73,000	—	—	—	—	—	73,000	73,000	—	—

Subtotal	411,077	220,173	119,020	15,762	84,082	1,309	190,903	73,000	108,652	9,252
30 Percent Reserves	123,323	66,052	35,706	4,729	25,225	393	57,271	21,900	32,595	2,775

Total System Installed Capacity	534,400	286,226	154,726	20,490	109,307	1,702	248,174	94,900	141,247	12,027
Reserve Capacity Allocator	100.0000%	53.5602%	28.9533%	3.8342%	20.4542%	0.3185%	46.4398%	17.7582%	26.4310%	2.2506%

Reserve Capacity (Demand) Allocator - DD_06 (Calculation with no reserves assigned to Seward)

TY Coincident Peak	285,443	191,126	103,318	13,682	72,989	1,136	94,317	—	94,317	—
TY Coincident Peak - Percent	100.00%	66.96%	36.20%	4.79%	25.57%	0.40%	33.04%	—	33.04%	—

Allocation of Available Capacity	44,603	29,868	16,144	2,138	11,405	178	14,738	—	14,738	—
Capacity Assigned to HEA and SES	81,031	—	—	—	—	—	81,031	73,000	—	8,031

Subtotal	411,077	220,991	119,462	15,820	84,395	1,314	190,086	73,000	109,055	8,031
30 Percent Reserves	123,323	66,297	35,839	4,746	25,318	394	57,026	21,900	32,716	2,409
Assignment of SES Reserves	0	1,613	872	115	616	10	(1,613)	—	796	(2,409)

Total System Installed Capacity	534,400	288.901	156,173	20,682	110,329	1,718	245,498	94,900	142,567	8,031
Reserve Capacity Allocator	100.0000%	54.0609%	29.2239%	3.8701%	20.6454%	0.3215%	45.9391%	17.7582%	26.6781%	1.5028%

Pursuant to:	Effective:
U-06-056(6)	February 27, 2007 Page 44 of 59

RECEIVED
JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Exhibit 2

Pursuant to:	Effective:
U-06-056(6)	February 27, 2007 Page 45 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Exhibit 2

Chugach Electric Association, Inc.

Summary of Allocation Factors
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

Allocator	Description	Allocation Factor	System Total	Chugach Retail					Chugach Wholesale

				Total Retail	Residential	Small General	Large General	Street/Yrd. Lighting	Total Wholesale	HEA	MEA	SES

Energy Allocators

EE_01	Energy - All	kWh	2,252,962,341	l,l81,073,295	549,754,687	98,313,564	527,238,352	5,166,692	1,071,889,846	446,578,041	562,705,015	62,605,990
		Percentage	100.0000%	52.4231%	24.4014%	4.3637%	23.4286%	0.2293%	47.5769%	19.8218%	24.9762%	2.7788%

EE_02	Energy - Retail	kWh	1,l81,073,295	1,181,073,295	549,754,687	98,313,564	527,838,352	5,166,692	—	—	—	—
		Percentage	100.0000%	100.0000%	46.5470%	83.241%	44.6914%	0.4375%	—	—	—	—

EE_03	Energy - All, Excluding HEA	kWh	l,806,384,300	1,181,073,295	549,754,687	98,313,564	527,838,352	5,166.692	625,311,003	0	562,705,015	62,605,990
		Percentage	100.0000%	65.3833%	30.4340%	5.4426%	29.2207%	0.2860%	34.6167%	0.0000%	31.1509%	3.4658%

EE_04	Bradley Lake Generation	kWh	163,603,000	106,969,007	49,790,909	8,904,193	47,805,961	467,944	56,633,993	0	50,963,811	5,670,182
		Percentage	100.0000%	65.3833%	30.4340%	5.4426%	29.2207%	0.2860%	34.6167%	0.0000%	31.1509%	3.4638%

EE_05	Energy, Excluding Bradley Lake	kWh Percentage	2,089,359,341	1,074,104,288	499,963,778	89,409,371	480,032,391	4,698,748	l,015,255,053	446,378,041	511,741,204	56,935,808
			100.0000%	51.4083%	23.9290%	4.2793%	22.9751%	0.2249%	48.5917%	21.3739%	24.4927%	2.7250%

EE_06	Energy, Excluding Bradley	kWh	2,032,423,533	1,074,l04,288	499,963,778	89,409,371	480.032,391	4,698,748	958,319,245	446,378,041	511,741,204	0
	Lake and SES	Percentage	100.0000%	52.8484%	24.5994%	4.3992%	23.6187%	0.2312%	47.1516%	21,9727%	25.1789%	0.0000%

EE_07	Adj. kWh info Bradley (SES 1/3 Reduction)	Adjusted Total	2,070,380,738	1,064,074,392	495,295,158	88,574,474	475,549,888	4,654,872	1,006,306,347	442,407,932	506,962,607	56.935.808
		Percentage	100.0000%	31.3951%	23.9229%	4.2782%	22.9692%	0.2248%	48.6049%	21.3684%	24.4864%	2.7500%

Demand Allocators

DD_0l	Demand - All	30% RC	934,400	286,226	154,726	20.490	109,307	1,702	248,174	94.900	141,247	12,027
		Percentage	100.0000%	53.5602%	28.9533%	3.8342%	20.4342%	0.3185%	46.4398%	17.7582%	26.4310%	2.2506%

DD_02	Demand - Retail	30% RC	286,226	286,226	154,726	20,490	109,307	l,702	__	__	__	__
		Percentage	100.0000%	100.0000%	54.0574%	7.1588%	38.1892%	0.5946%	__	__	__	__

DD_03	Demand - Wholesale	30% RC	248,174	—	—	—	—	—	248,174	94,900	141,247	12,027
		Percentage	100.0000%	—	—	—	—	—	100.0000%	38.2393%	36.9143%	4.8462%

DD_04	Demand - All (Excluding HEA)	30% RC	439,500	286,226	154,726	20,490	109,307	1,702	153,274	0	141,247	12,027

Page 1 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Summary of Allocation Factors
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

				Chugach Retail					Chugach Wholesale

Allocator	Description	Allocation Factor	System Total	Total Retail	Residential	Small General	Large General	Street/Yrd. Lighting	Total Wholesale	HEA	MEA	SES

		Percentage	100.0000%	65.1253%	35.2051%	4.6622%	24.8708%	0.3872%	34.8747%	0.0000%	32.1381%	2.7365%

DD_05	Retail Non-Coincident Peaks	kW	222,291	222,291	122,273	18,401	80,436	1,181	—	—	—	—
	Demand	Percentage	100.0000%	100.0000%	55.0058%	8.2779%	36.1852%	0.5311%	—	—	—	—

DD_06	Demand - All (Seward Partial Req	kW	534,400	288,901	156,173	20,682	110,329	1,718	245,498	94,900	142,567	(ILLEGIBLE)
		Percentage	100.0000%	54.0609%	29.2239%	3.870l %	20.6454%	0.3215%	45.9391%	17.7582%	26.6781%	(ILLEGIBLE)

Revenue Allocators

RV_01	Revenue - All	Revenue	$147,616,379	$98,536,690	$51,288,657	$9,384,689	$36,538,936	$1,324,408	$49,079,690	$19,060,244	$27,252,051	$2,767,395
		Percentage	100.0000%	66.7519%	34.7446%	6.3575%	24.7526%	0.8972%	33.2481%	12.9120%	18.4614%	1.8747%

RV_02	Revenue - Retail	Revenue	$98,536,690	$98,536,690	$51,288,657	$9,384,689	$36,538,936	$1,324,408	—	—	—	—
		Percentage	100.0000%	100.0000%	52.0503%	9.5241%	37.0816%	1.3441%	—	—	—	—

RV_03	Revenue - Wholesale	Revenue	$49,079,690	—	—	—	—	—	$49,079,690	$19,060,244	$27,252,051	$2,767,395
		Percentage	100.0000%	—	—	—	—	—	100.0000%	38.8353%	55.5261%	5.6386%

RV_04	Proforma Revenue - All	Revenue	$117,696,302	$82,491,505	$44,047,261	$8,084,930	$29,103,656	$1,255,657	$35,204,797	$13,688,581	$19,666,901	$1,849,316
		Percentage	100.0000%	70.0884%	37.4245%	6.8693%	24.7278%	1.0669%	29.9116%	11.6304%	16.7099%	1.5713%

RV_05	Proforma Interest Income - All (Margins plus Depreciation)	Calculation	$33,859,539	$25,805,481	$14,162,954	$2,287,714	$8,846,786	$508,028	$8,054,058	$3,098,813	$4,636,722	(ILLEGIBLE)
		Percentage	100.0000%	76.2133%	41.8285%	6.7565%	26.1279%	1.5004%	23.7867%	9.1520%	13.6940%	(ILLEGIBLE)

Chugach Retail Customer Allocators

CA_01	Customer Accounting	No. Cust Wtd	77,190	77,190	62,069	7,895	5,940	1,286	—	—	—	—
	(Weighted)	Percentage	100.0000%	100.0000%	80.4107%	10.2280%	7.6953%	1.6660%	—	—	—	—

CA_02	Customer Plant	No. Cust	86,939	86,939	62,069	15,474	8,110	1,286	—	—	—	—
	(Weighted)	Percentage	100.0000%	100.0000%	71.3937%	17.7987%	9.3284%	1.4792%	—	—	—	—

CA_03	Lighting	Direct	100.0000%	100.0000%	0.0000%	15.0000%	25.0000%	60.0000%	—	—	—	—

Page 2 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Phase II: Allocation of Test Year Costs
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

			Chugach Retail					Chugach Wholesale

Description	Allocation	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES		System Total

Energy Costs
Production
Production (excl. fuel/pp)	EE_01	$8,524,595	$4,468,859	$2,080,122	$371,992	$1,997,196	$19,549	$4,055,736	$1,689,729	$2,129,122		$236,884	$8,524,595
Fuel/pp costs (w/o BL)	EE_05	$40,168,953	$20,650,179	$9,612,048	$1,718,939	$9,228,857	$90,336	$19,518,774	$8,585,681	$9,838,474		$1,094,619	$40,168,953
Bradley Laka Purch Power	EE_04	$5,495,161	$3,592,917	$1,672,396	$299,077	$1,605,725	$15,717	$1,902,245	$0	$1,711,792		$190,432	$5,495,16l
LT Interest Expense	EE_01	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Margins	EE_01	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Refinancing Transaction Costs	EE_01	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0

Subtotal - Production		$54,188,709	$28,711,955	$13,364,566	$2,390,008	$12,831,779	$125,603	$25,476,754	$10,275,410	$13,679,389	$	l,521,955	$54,188,709

Transmission
Transmission	EE_01	$675,819	$354,286	$164,909	$29,491	$158,335	$1,550	$321,534	$133,960	$168,794		$18,780	$675,819
LT Interest Expense	EE_01	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Margins	EE_01	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Refinancing Transaction Costs	EE_01	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0

Subtotal - Transmission		$675,819	$354,286	$164,909	$29,491	$158,335	$1,550	$321,534	$133,960	$168,794		$18,780	$675,819

Distribution
Distribution	EE_02	$3,340,841	$3,340,841	$1,555,063	$278,095	$1,493,069	$14,615	$0	$0	$0		$0	$3,340,841
LT Interest Expense	EE_02	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Margins	EE_02	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Refinancing Transaction Costs	EE_02	$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0

Subtotal - Distribution		$3,340,841	$3,340,841	$1,555,063	$278,095	$1,493,069	$14,615	$0	$0	$0		$0	$3,340,841

Consumer Accounts
Consumer Accounts	EE_02	$1,608,284	$1,608,284	$748,609	$133,875	$718,765	$7,036	$0	$0	$0		$0	$1,608,284
LT Interest Expense		$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Margins		$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0
Refinancing Transaction Costs		$0	$0	$0	$0	$0	$0	$0	$0	$0		$0	$0

Subtotal - Consumer Accounts		$1,608,284	$1,608,284	$748,609	$133,875	$718,765	$7,036	$0	$0	$0		$0	$1,608,284

Less Fuel Surcharge Recovery
Fuel Surcharge Revenues	Direct	$29,441,802	$15,763,978	$7,369,906	$1,317,973	$7,076,100	$0	$13,677,824	$5,325,838	$7,507,018		$844,967	$29,441,802
Economy Sales Margins	EE_07	$2,114,525	$1,086,762	$505,856	$90,463	$485,690	$4,754	$1,027,763	$451,841	$517,772		$58,150	$2,114,525
Wheeling Revenues	EE_07	$521,251	$267,897	$124,698	$22,300	$119,727	$1,172	$253,353	$111,383	$127,636		$14,334	$521,251

Total Surcharge Recovery		$32,077,578	$17,118,638	$8,000,460	$1,430,736	$7,681,516	$5,926	$14,958,940	$5,889,062	$8,152,426		$917,451	$32,077,578

Less Economy Sales O&M	EE_01	$619,463	$324,742	$151,158	$27,032	$145,132	$1,421	$294,721	$122,789	$154,718		$17,214	$619,463

Total Energy Costs		$27,116,6l3	$16,571,986	$7,681,529	$1,373,701	$7,375,300	$141,456	$10,544,627	$4,397,359	$5,541,038		$606,070	$27,116,613

Page 3 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Phase II: Allocation of Test Year Costs
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

			Chugach Retail						Chugach Wholesale

Description	Allocation	System Total	Total Retail	Residential	Small General		Large General	Lighting	Wholesale	HEA	MEA	SES	System Total

Demand Costs
Production
Production	DD_06	$18,208,558	$9,843,708	$5,321,256		$704,687	$3,759,233	$58,533	$8,364,850	$3,233,521	$4,857,689	$273,640	$18,208,558
LT Interest Expense	DD_06	$7,377,358	$3,988,266	$2,155,954		$285,510	$1,523,087	$23,715	$3,389,093	$1,310,090	$1,968,136	$110,868	$7,377,358
Margins	DD_06	$737,736	$398,827	$215,595		$28,551	$152,309	$2,372	$338,909	$131,009	$196,814	$11,087	$737,736
Refinancing Transaction Costs	DD_06	$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Production		$26,323,652	$14,230,801	$7,692,805		$1,018,748	$5,434,628	$84,619	$12,092,852	$4,674,619	$7,022,638	$395,594	$26,323,652

Transmission
Transmission - Excl. B/L	DD_01	$12,725,141	$6,815,612	$3,684,345		$487,913	$2,602,827	$40,527	$5,909,529	$2,259,762	$3,363,379	$286,388	$12,725,141
Transmission - Incl. B/L	DD_04	$129,550	$84,370	$45,608		$6,040	$32,220	$502	$45,180	—	$41,635	$3,545	$129,550
LT Interest Expense	DD_01	$7,545,142	$4,041,194	$2,184,566		$289,399	$1,543,299	$24,030	$3,503,948	$1,339,885	$1,994,254	$169,809	$7,545,142
Margins	DD_01	$754,514	$404,119	$218,457		$28,930	$154,330	$2,4,03	$350,395	$133,989	$199,425	$16,981	$754,514
Refinancing Transaction Costs	DD_01	$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Transmission		$21,154,347	$11,345,295	$6,132,976		$812,182	$4,332,676	$67,461	$9,809,052	$3,733,636	$5,598,693	$476,723	$21,154,347

Distribution
Distribution	DD_05	$18,319,998	$18,319,998	$10,077,066		$1,516,509	$6,629,124	$97,300	$0	$0	$0	$0	$18,319,998
LT Interest Expense	DD_05	$7,081,589	$7,081,589	$3,895,286		$586,206	$2,562,486	$37,611	$0	$0	$0	$0	$7,081,589
Margins	DD_05	$4,460,021	$4,460,021	$2,433,271		$369,196	$1,613,867	$23,638	$0	$0	$0	$0	$4,460,021
Refinancing Transaction Costs	DD_05	$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Distribution		$29,861,689	$29,861,609	$16,425,623		$2,471,910	$10,805,476	$158,598	$0	$0	$0	$0	$29,861,609

Consumer Accounts
Consumer Accounts	DD_05	$4,409,244	$4,409,244	$2,425,341		$364,992	$1,595,493	$23,418	$0	$0	$0	$0	$4,409,244
LT Interest Expense	DD_05	$379,366	$379,366	$208,673		$31,403	$132,274	$2,015	$0	$0	$0	$0	$379,366
Margins	DD_05	$238,926	$238,926	$131,423	$	I9,778	$86,456	$1,269	$0	$0	$0	$0	$238,926
Refinancing Transaction Costs	DD_05	$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Consumer Accounts		$5,027,536	$5,027,536	$2,765,438		$416,174	$1,819,223	$26,702	$0	$0	$0	$0	$5,027,536

Annualized Short-Term Interest Expense
Retail	DD_02	$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0
Wholesale	DD_03	$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Short Term Interest Expense		$0	$0	$0		$0	$0	$0	$0	$0	$0	$0	$0

Other
Non-Operating Margins - Interest	RV_05	($703,808)	($536,395)	($294,393)		($47,553)	($183,890)	($10,560)	($167,413)	($64,412)	($936,379)	($6,621)	($703,808)
Short-Term Interest Expense	RV_05	$1	$1	$1		$0	$0	$0	$0	$0	$0	$0	$1

Subtotal - Other		($703,807)	($536,395)	($294,392)		($47,553)	($183,890)	($10,560)	($167,412)	($564,412)	($96,379)	($6,621)	($703,807)

Total Demand Costs		$81,663,338	$59,928,846	$32,722,450		$4,671,461	$22,208,114	$326,821	$2I,734,492	$8,343,843	$12,524,952	$865,696	$81,663,338

Page 4 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Phase II: Allocation of Test Year Costs
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

			Chugach Retail					Chugach Wholesale

Description	Allocation	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES	System Total

Customer Plant
Production
Production	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Production		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Transmission
Transmission	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Transmission		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Distribution
Distribution	CA_02	$2,438,997	$2,438,997	$1,741,291	$434,109	$227,519	$36,078	$0	$0	$0	$0	$2,438,997
LT Interest Expense	CA_02	$1,268,409	$1,268,409	$905,565	$225,760	$118,322	$18,762	$0	$0	$0	$0	$1,268,409
Margins	CA_02	$798,851	$798,851	$570,329	$142,185	$74,520	$11,817	$0	$0	$0	$0	$798,851
Refinancing Transaction Costs	CA_02	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Distribution		$4,506,257	$4,506,257	$3,217,185	$802,054	$420,361	$66,656	$0	$0	$0	$0	$4,506,257

Consumer Accounts
Consumer Accounts	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Consumer Accounts		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Total Customer Plant Costs		$4,506,257	$4,506,257	$3,217,185	$802,054	$420,361	$66,656	$0	$0	$0	$0	$4,506,257

Page 5 of 8

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 50 of 59

RECEIVED
JAN 22 2007
STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Phase II: Allocation of Test Year Costs
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

			Chugach Retail					Chugach Wholesale

Description	Allocation	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES	System Total

Customer Accounting
Production
Production	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Production		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Transmission
Transmission	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Transmission		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Distribution
Distribution	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Distribution		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Consumer Accounts
Consumer Accounts	CA_01	$4,335,010	$4,335,010	$3,485,811	$443,385	$333,592	$72,222	$0	$0	$0	$0	$4,335,010
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Consumer Accounts		$4,335,010	$4,335,010	$3,485,811	$443,385	$333,592	$72,222	$0	$0	$0	$0	$4,335,010

Total Customer Accounting		$4,335,010	$4,335,010	$3,485,811	$443,385	$333,592	$72,222	$0	$0	$0	$0	$4,335,010

Page 6 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Phase II: Allocation of Test Year Costs
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3A AC48.275(a)

			Chugach Retail					Chugach Wholesale

Description	Allocation	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES	System Total

Revenue
Production
Production	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Production		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Transmission
Transmission	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Transmission		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Distribution
Distribution	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Distribution		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Consumer Accounts
Consumer Accounts	RV_02	$310,474	$310,474	$161,603	$29,570	$115,129	$4,173	$0	$0	$0	$0	$310,474
LT Interest Expense	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Margins	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Refinancing Transaction Costs	—	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Consumer Accounts		$310,474	$310,474	$161,603	$29,570	$115,129	$4,173	$0	$0	$0	$0	$310,474

Total Revenue		$310,474	$310,474	$161,603	$29,570	$115,129	$4,173	$0	$0	$0	$0	$310,474

Lighting
Disribution	CA_03	$703,918	$703,918	$0	$105,588	$175,980	$422,351	$0	$0	$0	$0	$703,918
LT Internet Expenses	CA_03	$319,920	$319,920	$0	$47,988	$79,980	$191,952	$0	$0	$0	$0	$319,920
Margin	CA_03	$201,487	$201,487	$0	$30,223	$30,372	$120,892	$0	$0	$0	$0	$201,487
Refinancing Transaction Costs	CA_03	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal - Lighting		$1,225,326	$1,225,326	$0	$183,799	$306,331	$735,195	$0	$0	$0	$0	$1,225,326

Subtotal - Revenue Requirement		$119,157,017	$86,877,898	$47,268,577	$7,503,971	$30,758,826	$1,346,524	$32,279,119	$12,741,362	$18,065,991	$1,471,766	$119,157,017

Page 7 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Phase II: Allocation of Test Year Costs
Test Year Ended December 31, 2000
Docket U-96-37; Compliance with 3AAC48.275(a)

			Chugach Retail					Chugach Wholesale

Description	Allocation	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES	System Total

Other Operating Revenue
Late Payment Fee	CA_01	$248,508	$248,508	$199,827	$25,417	$19,123	$4,140	$0	$0	$0	$0	$248,508
Misc Service Revenue	CA_01	$472,715	$472,715	$380,113	$48,349	$36,377	$7,876	$0	$0	$0	$0	$472,715
Rental Property	DD_05	$254,148	$254,148	$139,796	$21,038	$91,964	$1,350	$0	$0	$0	$0	$254,148
Other Electric Revenues	DD_05	$389,143	$389,143	$214,051	$32,213	$140,812	$2,067	$0	$0	$0	$0	$389,143
Expense Service Drop	CA_01	$12,807	$12,807	$10,298	$1,310	$986	$213	$0	$0	$0	$0	$12,807

Total Other Operating Revenue		$1,377,320	$1,377,320	$944,085	$128,327	$289,262	$15,646	$0	$0	$0	$0	$1,377,320

Revenue Requirement	—	$117,779,697	$85,500,578	$46,324,492	$7,375,643	$30,469,565	$1,330,878	$32,279,119	$12,741,362	$18,065,991	$1,471,766	$117,779,697

Proforma Test Year Revenues	—	$117,696,302	$82,491,505	$44,047,261	$8,084,930	$29,103,656	$1,255,657	$35,204,797	$13,688,581	$19,666,901	$1,849,316	$117,696,302

Revenue Deficiency/(Over-rec.)		$83,395	$3,009,074	$2,277,231	($709,287)	$1,365,909	$75,221	($2,925,678)	($947,219)	($1,600,910)	($377,550)	$83,395

Percent Change to Total Rates	—	0.07%	3.65%	5.17%	(8.77%)	4.69%	5.99%	(8.31%)	(6.92%)	(8.14%)	(20.42%)	0.07%

Customer Charge Revenue		$6,229,468	$6,191,668	$4,655,188	$947,388	$589,093	$0	$37,800	$18,000	$16,200	$3,600	$6,229,468

Proforma TY Revenue Less Customer Charge		$111,466,834	$76,299,837	$39,392,074	$7,137,543	$28,514,563	$1,255,657	$35,166,997	$13,670,581	$19,650,701	$1,845,716	$111,466,834

Percent Change to Demand & Energy Rates		0.07%	3.94%	5.78%	(9.94%)	4.79%	5.99%	(8.32%)	(6.93%)	(8.15%)	(20.46%)	0.07%

Page 8 of 8

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Exhibit 3

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Exhibit 3

Chugach Electric Association, Inc.

Unbundled 2000 TY Cost of Service Study Results
Consistent with Docket U-01-108, Order No. 3 (FMF-10)

		Chugach Retail					Chugach Wholesale

Description	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES

Production

Energy Costs	$54,188,709	$28,711,955	$13,364,566	$2,390,008	$12,831,779	$125,603	$25,476,754	$10,275,410	$13,679,389	$1,521,955
Less Surcharge Recovery	($32,077,578)	($17,118,638)	($8,000,460)	($1,430,736)	($7,681,516)	($5,926)	($14,958,940)	($5,889,062)	($8,152,426)	($917,451)
Less Economy O&M	($619,463)	($324,742)	($151,158)	($27,032)	($145,132)	($1,421)	($294,721)	($122,789)	($154,718)	($17,214)

Subtotal	$21,491,669	$11,268,575	$5,212,948	$932,240	$5,005,131	$118,256	$10,223,094	$4,263,560	$5,372,244	$587,290

Demand Costs	$26,323,652	$14,230,801	$7,692,805	$1,018,748	$5,434,628	$84,619	$12,092,852	$4,674,619	$7,022,638	$395,594
Less Non-Operating Margins - Int.	($296,087)	($111,332)	($59,991)	($8,680)	($40,419)	($2,242)	($94,756)	($36,629)	($55,027)	($3,100)

Wholesale Customer Charge Adj.	($18,900)	—	—	—	—	—	($18,900)	($9,000)	($8,100)	($1,800)

Subtotal	$26,098,665	$14,119,469	$7,632,814	$1,010,068	$5,394,209	$82,378	$11,979,196	$4,628,991	$6,959,511	$390,694

Customer Costs	$18,900	$0	$0	$0	$0	$0	$18,900	$9,000	$8,100	$1,800

Total Production Costs	$47,689,233	$25,388,044	$12,845,762	$1,942,308	$10,399,340	$200,634	$22,221,190	$8,901,550	$12,339,856	$979,784

Total Costs Recoverable
Energy Charge Recovery	$30,216,928	$19,993,834	$12,845,762	$1,942,308	$5,005,131	$200,634	$10,223,094	$4,263,560	$5,372,244	$587,290
Demand Charge Recovery	$17,373,405	$5,394,209	$0	$0	$5,394,209	$0	$11,979,196	$4,628,991	$6,959,511	$390,694
Customer Charge Recovery	$18,900	$0	$0	$0	$0	$0	$18,900	$9,000	$8,100	$1,800

Total	$47,609,233	$25,388,044	$12,845,762	$1,942,308	$10,399,340	$200,634	$22,221,190	$8,901,550	$12,339,856	$979,784

Energy Charge
TY kWk Sales	2,133,277,945	1,088,195,582	509,797,768	91,168,000	487,229,314	4,791,170	1,045,082,363	436,111,794	549,517,153	59,453,416
Energy Rate	$0.01007	$0.01036	$0.02520	$0.02130	$0.01027	$0.04183	$0.00978	$0.00978	$0.00978	$0.00988

Demand Charge
TY kWk	3,142,148	—	—	—	1,185,256	—	1,956,892	876,000	974,800	106,092
Demand Rate	—	—	—	—	$4.55	—	$6.12	$5.28	$7.14	$3.68

Customer Charge
TY Customer Bills	839.886	839.634	744.830	75.791	19.013	61.728	252	120	108	24
Customer Charge	—	—	—	—	—	—	$75.00	$75.00	$75.00	$75.00

Page 1 of 5

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Unbundled 2000 TY Cost of Service Study Results
Consistent with Docket U-01-108, Order No. 3 (FMF-10)

		Chugach Retail					Chugach Wholesale

Description	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES

Transmission

Energy Costs	$675,819	$354,286	$164,909	$29,491	$158,335	$1,550	$321,534	$133,960	$168,794	$18,780

Demand Costs	$21,154,347	$11,345,295	$6,132,976	$812,182	$4,332,676	$67,461	$9,809,052	$3,733,636	$5,598,693	$476,723
Less Non-Operating Margins - Int.	($156,321)	($83,664)	($45,082)	($6,523)	($30,374)	($1,684)	($72,656)	($27,783)	($41,352)	($3,521)
Less Wholesale Customer Charge Adj	($18,900)	—	—	—	—	—	($18,900)	($9,000)	($8,100)	($1,800)

Subtotal	$20,979,126	$11,261,630	$6,087,893	$805,659	$4,302,301	$65,777	$9,717,496	$3,696,852	$5,549,241	$471,402

Customer Costs	$18,908	$0	$0	$0	$0	$0	$18,900	$9,000	$8,100	$1,800

Total Transmission Costs	$21,673,845	$11,615,916	$6,252,803	$835,150	$4,460,637	$67,327	$10,057,930	$3,839,812	$5,726,135	$491,982

Total Costs Recoverable
Energy Charge Recovery	$7,635,148	$7,313,614	$6,252,803	$835,150	$158,335	$67,327	$321,534	$133,960	$168,794	$18,780
Demand Charge Recovery	$14,019,797	$4,302,301	$0	$0	$4,302,301	$0	$9,717,496	$3,696,852	$5,549,241	$471,402
Customer Charge Recovery	$18,900	$0	$0	$0	$0	$0	$18,900	$9,000	$8,100	$1,800

Total	$21,673,845	$11,615,916	$6,252,803	$835,150	$4,460,637	$67,327	$10,057,930	$3,839,812	$5,726,135	$491,982

Energy Charge
TY kWh Sales	2,133,277,945	1,088,195,582	509,797,768	91,168,000	487,229,814	4,791,170	1,045,082,363	436,111,794	549,517,153	59,453,416
Energy Rate	$0,00032	$0,00672	$0,01227	$0,00916	$0,00032	$0,01405	$0,00031	$0,00031	$0,00031	$0,00032

Demand Charge
TY kW	3,142,148	—	—	—	1,185,256	—	1,956,892	876,000	974,800	106,092
Demand Rate	—	—	—	—	$3.63	—	$4.97	$4.22	$5.69	$4.44

Customer Charge
TY Customer Bills	839,886	839,634	744,830	75,791	19,013	61,728	252	120	108	24
Customer Charge	—	—	—	—	—	—	$75.00	$75.00	$75.00	$75.00

Page 2 of 5

Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 56 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Unbundled 2000 TY Cost of Service Study Results
Consistent with Docket U-01-108, Order No. 3 (FMF-10)

		Chugach Retail					Chugach Wholesale

Description	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES

Distribution

Energy Costs	$3,340,841	$3,340,841	$1,555,063	$278,095	$1,493,069	$14,615	$0	$0	$0	$0
Demand Costs	$29,861,609	$29,861,609	$16,425,623	$2,471,910	$10,805,476	$158,598	$0	$0	$0	$0
Less Other Operating Revenue
Less Rental Property	($254,148)	($254,148)	($139,796)	($21,038)	($91,964)	($1,350)	$0	$0	$0	$0
Less Other Electric Revenues	($389,143)	($389,143)	($214,051)	($32,213)	($140,812)	($2,067)	$0	$0	$0	$0
Less Non-Operating Margins - Int.	($324,819)	($324,819)	($178,021)	($29,272)	($111,688)	($5,839)	$0	$0	$0	$0

Subtotal	($968,110)	($968,110)	($531,868)	($82,523)	($344,464)	($9,255)	$0	$0	$0	$0

Net Distribution Demand Cost	$28,893,498	$28,893,498	$15,893,755	$2,389,388	$10,461,012	$149,343	$0	$0	$0	$0

Customer Costs
Customer Plant	$4,506,257	$4,506,257	$3,217,185	$802,054	$420,361	$66,656	$0	$0	$0	$0
Customer Accounting	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Revenue Costs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Lighting	$1,225,326	$1,225,326	$0	$183,799	$306,331	$735,195	$0	$0	$0	$0

Subtotal	$5,731,582	$5,731,582	$3,217,185	$985,853	$726,692	$801,852	$0	$0	$0	$0

Total	$37,965,922	$37,965,922	$20,666,003	$3,653,336	$12,680,773	$965,810	$0	$0	$0	$0

Total Costs Recoverable
Energy Charge Recovery	$21,773,327	$21,773,327	$17,448,818	$2,667,482	$1,493,069	$163,958	$0	$0	$0	$0
Demand Charge Recovery	$10,461,012	$10,461,012	$0	$0	$10,461,012	$0	$0	$0	$0	$0
Customer Charge Recovery	$5,731,582	$5,731,582	$3,217,185	$985,853	$726,692	$801,852	$0	$0	$0	$0

Total	$37,965,922	$37,965,922	$20,666,003	$3,653,336	$12,680,773	$965,810	$0	$0	$0	$0

Energy Rate
TY kWh Sales	1,088,195,582	1,088,195,582	509,797,768	91,168,000	487,229,814	4,791,170	—	—	—	—
Energy Rate	$0.02001	$0.02001	$0.03423	$0.02926	$0.00306	$0.03422	—	—	—	—

Demand Charge
TY kW	1,185,256	1,185,256	—	—	1,185,256	—	—	—	—	—
Demand Rate	—	$8.83	—	—	$8.83	—	—	—	—	—

Customer Charge
TY Customer Bills	839,886	839,634	744,830	75,791	19,013	61,728	252	120	108	24
Customer Charge	—	$6.83	$4.32	$13.01	$38.22	$12.99	—	—	—	—

Page 3 of 5 Effective:
Pursuant to:	February 27, 2007
U-06-056(6)

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Unbundled 2000 TY Cost of Service Study Results
Consistent with Docket U-01-108, Order No. 3 (FMF-10)

		Chugach Retail					Chugach Wholesale

Description	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES

Customer

Energy Costs	$1,608,284	$1,608,284	$748,609	$133,875	$718,765	$7,036	$0	$0	$0	$0

Demand Costs	$5,027,536	$5,027,536	$2,765,438	$416,174	$1,819,223	$26,702	$0	$0	$0	$0
Less Non-Operating Margins - Int.	($16,578)	($16,578)	($11,298)	($3,077)	($1,408)	($795)	$0	$0	$0	$0

Adjusted Demand Costs	$5,010,958	$5,010,958	$2,754,140	$413,096	$1,817,815	$25,907	$0	$0	$0	$0

Customer Costs
Customer Plant	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Customer Accounting	$4,335,010	$4,335,010	$3,485,811	$443,385	$333,592	$72,222	$0	$0	$0	$0
Revenue	$310,474	$310,474	$161,603	$29,570	$115,129	$4,173	$0	$0	$0	$0

Subtotal Customer Costs	$4,645,484	$4,645,484	$3,647,414	$472,955	$448,721	$76,395	$0	$0	$0	$0

Less Other Operating Revenue:
Late Payment Fee	$248,508	$248,508	$199,827	$25,417	$19,123	$4,410	$0	$0	$0	$0
Misc Service Revenue	$472,715	$472,715	$380,113	$48,349	$36,377	$7,876	$0	$0	$0	$0
Excess Service Drop	$12,807	$12,807	$10,298	$1,310	$986	$213	$0	$0	$0	$0

Subtotal	$734,029	$734,029	$590,238	$75,077	$56,486	$12,229	$0	$0	$0	$0

Subtotal - Customer Costs	$3,911,455	$3,911,455	$3,057,176	$397,878	$392,235	$64,166	$0	$0	$0	$0

Total Customer Costs	$10,530,698	$10,530,698	$6,559,925	$944,850	$2,928,815	$97,108	$0	$0	$0	$0

Total Costs Recoverable
Energy Charge Recovery	$4,801,427	$4,801,427	$3,502,749	$546,971	$718,765	$32,942	$0	$0	$0	$0
Demand Charge Recovery	$1,817,815	$1,817,815	$0	$0	$1,817,815	$0	$0	$0	$0	$0
Customer	$3,911,455	$3,911,455	$3,057,176	$397,878	$392,235	$64,166	$0	$0	$0	$0

Total	$10,530,698	$10,530,698	$6,559,925	$944,850	$2,928,815	$97,108	$0	$0	$0	$0

Energy Rate
TY kWh Sales	1,088,195,582	1,088,195,582	509,797,768	91,168,000	487,229,814	4,791,170	—	—	—	—
Energy Rate	$0.00441	$0.00441	$0.00687	$0.00600	$0.00148	$0.00688	—	—	—	—

Demand Charge
TY kW	1,185,256	—	—	—	1,185,256	—	—	—	—	—
Demand Rate	$1.53	—	—	—	$1.53	—	—	—	—	—

Page 4 of 5 Effective:
February 27, 2007
Pursuant to:
U-06-056(6)	Page 58 of 59

RECEIVED

JAN 22 2007

STATE OF ALASKA
REGULATORY COMMISSION OF ALASKA

Chugach Electric Association, Inc.

Unbundled 2000 TY Cost of Service Study Results
Consistent with Docket U-01-108, Order No. 3 (FMF-10)

		Chugach Retail					Chugach Wholesale

Description	System Total	Total Retail	Residential	Small General	Large General	Lighting	Wholesale	HEA	MEA	SES

Customer Charge
TY Customer Bills	839,886	839,634	744,830	75,791	19,013	61,728	252	120	108	24
Customer Charge	—	$12.54	$4.10	$5.25	$20.63	$1.04	—	—	—	—

System Total Costs Recoverable, by (ILLEGIBLE) class
Energy Charge Recovery	$64,426,831	$53,882,204	$40,050,132	$5,991,911	$7,375,300	$464,861	$10,544,627	$4,397,519	$5,541,038	$606,070
Demand Charge Recovery	$43,672,030	$21,975,338	$0	$0	$21,975,338	$0	$21,696,692	$8,325,843	$12,508,753	$862,096
Customer	$9,680,837	$9,643,037	$6,274,361	$1,383,732	$1,118,927	$866,018	$37,800	$18,000	$16,200	$3,600

Total	$117,779,698	$85,500,579	$46,324,492	$7,375,643	$30,469,565	$1,330,878	$32,279,119	$12,741,362	$18,065,991	$1,471,766

System Validation
Revenue Requirement
Production	$47,609,233	$25,388,044	$12,845,762	$1,942,308	$10,399,340	$200,634	$22,221,190	$8,901,550	$12,339,856	$979,784
Transmission	$21,673,845	$11,615,916	$6,252,803	$835,150	$4,460,637	$67,327	$10,057,930	$3,839,812	$5,726,135	$491,982
Distribution	$37,965,922	$37,965,922	$20,666,003	$3,653,336	$12,680,773	$965,810	$0	$0	$0	$0
Customer	$10,530,698	$10,530,698	$6,559,925	$944,850	$2,928,815	$97,108	$0	$0	$0	$0

Total	$117,779,698	$85,500,579	$46,324,492	$7,375,643	$30,469,565	$1,330,878	$32,279,119	$12,741,362	$18,065,991	$1,471,766

2000 TY Revenue Req (FMF-10)	$117,779,697	$85,500,578	$46,324,492	$7,375,643	$30,469,565	$1,330,878	$32,279,119	$12,741,362	$18,065,991	$1,471,766
Difference	($1)	($1)	($0)	($0)	($0)	($0)	($0)	($0)	($0)	($0)

Page 5 of 5

Effective:
Pursuant to:	February 27, 2007
U-06-056(6)